AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                  JULY 7, 2006

                         REGISTRATION NO. ______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GOLDEN RIVER RESOURCES CORPORATION
                          (formerly BAY RESOURCES LTD)
                 (name of small business issuer in its charter)


          DELAWARE                         1040                   98-0079697
-------------------------------   -------------------------  -------------------
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employer
 incorporation or organization)   Industrial Classification  Identification No.)
                                        Code Number)

                                  Mr. Peter Lee
                       GOLDEN RIVER RESOURCES CORPORATION
                           Level 8, 580 St Kilda Road
                             Melbourne Victoria 3004
                                    Australia
                            Telephone: 613-8532-2860
                            Facsimile: 613-8532-2805
                     (Name, address, including zip code, and
                           telephone number, including
                        area code, of agent for service)

                          Copies of communications to:
                             R. Brian Brodrick, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                                   New York NY
                             Telephone: 212-841-0700

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE:

Title Of Each Class Of         Amount to be     Proposed Maximum     Proposed       Amount of
 Securities To Be Registered    registered (1)   offering price per   aggregate      Registration
                                                 share (2)            price (2)      Fee
--------------------------------------------------------------------------------------------------
Common Stock, Par Value
 US$0.0001 per Share              30,000,000 (3)        US$6,300,000   US$6,300,000     US$674.10
--------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, the Registration Statement also covers any additional shares of common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2) The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C), based upon the average of the closing bid and asked prices for the common stock as reported by the OTC-Bulletin Board on June 30, 2006 of US$0.21.

(3) Represents 30,000,000 shares issuable upon exercise of outstanding warrants.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

            The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,

                               DATED JULY 7, 2006

                       GOLDEN RIVER RESOURCES CORPORATION

                        30,000,000 SHARES OF COMMON STOCK

            This prospectus relates to the sale of up to 30,000,000 shares of Golden River Resources' common stock by a selling stockholder. The shares are issuable upon exercise of currently outstanding warrants. Please refer to "Selling Stockholder" beginning on page 12.

         Golden River Resources is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Golden River Resources will, however, receive proceeds from the sale of common stock upon exercise of warrants to the extent they are exercised for cash. All costs associated with this registration will be borne by Golden River Resources.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "GORV." On June 30, 2006, the last reported sale price of our common stock was US$0.166 per share.

         The selling stockholder may sell the shares from time to time in public or private transactions occurring on or off the over-the-counter Bulletin Board, at prevailing market prices or at negotiated prices. Sales may be made directly to purchasers or through brokers or dealers who are expected to receive customary commissions or discounts.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         These securities are speculative and involve a high degree of risk.

         Please refer to "Risk Factors" beginning on page 7.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY HAVE THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is July 7, 2006.

                                TABLE OF CONTENTS


                                                                        Page No.

Information Regarding Forward Looking Statements                              3
Prospectus Summary                                                            4
Risk Factors                                                                  7
Use of Proceeds                                                              12
Determination of Offering Price                                              12
Selling Stockholder                                                          12
Plan of Distribution                                                         13
Legal Proceedings                                                            15
Directors, Executive Officers, Promoters and Control Persons                 15
Security Ownership of Certain Beneficial Owners and Management               18
Description of Securities                                                    20
Interest of Named Experts and Counsel                                        20
Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities                                                            20
Organization Within Last Five Years                                          20
Description of Business                                                      21
Management's Discussion and Analysis of Plan of Operations                   37
Description of Property                                                      44
Certain Relationships and Related Transactions                               44
Market for Common Equity and Related Stockholder Matters                     47
Executive Compensation                                                       48
Financial Statements                                                         51
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure                                                       51
Legal Matters                                                                51
Experts                                                                      51
How To Get More Information                                                  52
Index to Financial Statements                                                53
Appendix A-Glossary                                                         A-1
Appendix B-List of Mining Claims                                            B-1



            We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of shares of common stock means that information contained in this prospectus is correct after the dates of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains numerous forward-looking statements relating to our business. Such forward-looking statements are identified by the use of words such as believes, intends, expects, hopes, may, should, plan, projected, contemplates, anticipates or similar words. Actual production, operating schedules, results of operations, gold ore reserve and mineral deposit estimates and other projections and estimates could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include:

o    The risk factors set forth herein,

o The possibility that we do not find gold or that the gold we find is not commercially economical to mine,

o    The risks and  hazards  inherent  in the gold  mining  business  (including
     environmental  hazards,  industrial  accidents,   weather  or  geologically
     related conditions),

o    Changes in the market price of gold,

o The uncertainties inherent in our production, exploratory and developmental activities, including risks relating to permitting and regulatory delays,

o    The uncertainties inherent in the estimation of gold ore reserves,

o    The effects of environmental and other governmental regulations, and

o Uncertainty as to whether financing will be available to enable further exploration and mining operations.

     Investors are cautioned not to put undue reliance on forward-looking statements. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

                               PROSPECTUS SUMMARY

            This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. This summary highlights selected information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors", and our financial statements and the accompanying notes, before making an investment decision.

Our Business.

         Our name is Golden River Resources Corporation and we sometimes refer to ourselves in this Prospectus as "Golden River Resources", the "Company" or as "we," "our," or "us." We changed our name from Bay Resources Ltd to Golden River Resources in March 2006. We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in Nunavut, Canada which are in the Slave Craton and in the Committee Bay Greenstone Belt. Our principal exploration target is for gold and we are seeking to determine whether adequate gold reserves are present on the property covered by our claims to develop an operating mine. We are in the initial stages of our exploration program and have not yet identified any ore reserves.

         We hold the interests in the Slave Craton directly and our wholly owned subsidiary named "Golden Bull Resources Corporation" (formerly 4075251 Canada Inc.) holds the interests in the Committee Bay Greenstone Belt. Our wholly-owned subsidiary is referred to in this Prospectus as `Golden Bull."

         We sometimes refer to our claims collectively in this prospectus as either the "Slave Properties" or the "Committee Bay Properties". Our claims are registered in the Mining Recorders Office in the Mining District of Nunavut and give us the right to explore and mine minerals from the property covered by the claims.

         We were incorporated in the State of Delaware on February 1, 1973. We commenced our mineral exploration activities in 2002. Prior thereto, we were engaged in a number of other business activities that have been discontinued. Our executive offices are at Level 8, 850 St. Kilda Road, Melbourne, Victoria 3004 Australia and we have an office at 1 Yonge Street, Suite 1801, Toronto, Ontario M5E 1W7, Canada. Our website location is www.goldenriverresources.com. Information included on our website shall not be deemed to be incorporated in this prospectus. Our wholly owned subsidiary, Golden Bull, was incorporated on May 27, 2002 in the Province of Ontario, Canada and is licensed to do business in the Northwest Territories and Nunavut Canada.

Currency.

         We use the Australian dollar as our reporting currency, since we are headquartered in Australia and our administrative expenses are incurred in Australian dollars. References to dollars are to Australian dollars (A$) unless otherwise indicated as being Canadian dollars (CDN$) or United States dollars (US$). As of June 30, 2006, the currency exchange rate was approximately US$1.00 equals A$1.3701, and US$1.00 equals CDN $1.1201, as published by Bloomberg at www.Bloomberg.com. For the convenience of the reader, the Australian Dollar figures for the year ended June 30, 2005 and the nine months ended March 31, 2006 have been translated into United States Dollars ("US$) using the rate of exchange at June 30, 2005 of A$1.00=US$0.7620 and at March 31, 2006 of A$1.00=US$0.7110.

The Offering.

            This offering relates to the sale of 30,000,000 shares of common stock by a selling stockholder. The shares are issuable upon exercise of warrants. Our shares are quoted on the "over-the-counter" ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc. The shares may be sold at prevailing market prices or privately negotiated prices.

Risk Factors.

            You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high-risk investment because of the nature of mineral exploration. Only investors who can afford to lose their entire investment should invest in these securities.

Use of Proceeds.

            We will not receive any proceeds from the shares offered by the selling stockholder. See "Use of Proceeds." We will, however, receive proceeds from the sale of common stock upon exercise of warrants to the extent they are exercised for cash. We are paying all of the expenses relating to the registration of the shares for the selling stockholder.

Defined Terms.

            A number of technical and industry terms, as well as other defined terms used in this prospectus, are defined in the GLOSSARY at the end of this prospectus. Generally, we have provided a definition of each such defined term in the first instance that it is used in this prospectus and again in the GLOSSARY.

Summary Financial Data

            The following summary financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                Year Ended    Convenience    Nine Months Ended   Convenience
                              June 30, 2005    Translation      March 31, 2006    Translation
                                 A$000's        US$000's           A$000's         US$000's
                              -----------------------------------------------------------------
Statement of Operations Data:

Revenue                                   -                -                  -              -
Operating Expenses                    2,603            1,984                968            688
                              -----------------------------------------------------------------
Net Loss                             (2,600)          (1,982)            (1,004)          (714)
                              -----------------------------------------------------------------

Balance Sheet Data:

Current Assets                          210              160                186            132
                              -----------------------------------------------------------------
Total Assets                            227              173                198            141
                              -----------------------------------------------------------------
Current Liabilities                     605              460                700            498
                              -----------------------------------------------------------------
Total Liabilities                     1,577            1,201              2,391          1,700
                              -----------------------------------------------------------------
Stockholders' Equity (Deficit)       (1,350)          (1,029)            (2,193)        (1,559)
                              -----------------------------------------------------------------


Pro-Forma Balance Sheet - March 31, 2006


                                Proforma(1)

                        March 31, 2006   Convenience
                               A$000's   Translation
                                            US$000's
                        ----------------------------
Balance Sheet Data:

Current Assets                  2,495         1,774
                        ----------------------------
Total Assets                    2,507         1,782
                        ----------------------------
Current Liabilities               700           498
                        ----------------------------
Total Liabilities                 700           498
                        ----------------------------
Stockholders' Equity            1,807         1,284
                        ----------------------------

(1) The pro-forma balance sheet gives effect to (i) the receipt of A$300,000 (US$256.000) in loans from Wilzed Pty Ltd. in April to May 2006; (ii) the issuance of shares of common stock and warrants as repayment of a debt of A$2 million (US$1,542,000) to Wilzed in May, 2006; and (iii) the issuance of Special Warrants and Warrants to RAB Special Situations (Master) Fund Limited for a consideration of A$2 million (US$1,542,000) in June, 2006.

                                  RISK FACTORS

         You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our common stock. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. Additionally, this prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the risk factors that might cause those differences.

Risk Factors

Risks of Our Business

We Lack an Operating History And Have Losses Which We Expect To Continue Into the Future.

         To date we have no source of revenue. We have no operating history as a mineral exploration or mining company upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-    exploration and development of the property covered by our mineral claims;

- our ability to locate economically viable mineral reserves in the property covered by our mineral claims;

- our ability to raise the capital necessary to conduct exploration and preserve our interest in the mineral claims, increase our interest in the mineral claims and continue as an exploration and mining company; and

- our ability to generate revenues and profitably operate a mine on the property covered by our mineral claims.


We Have No Known Gold Or Other Mineral Reserves And We Cannot Assure You That We Will Find Such Reserves. If We Develop A Gold Or Other Mineral Reserve, There Is No Guarantee That Production Will Be Profitable.

         We have not identified any gold or other commercial mineral reserves on the properties covered by our mineral claims and we cannot guarantee we will ever find any. Also, to the extent that commercial mineral reserves have been identified by other companies on properties that are adjacent to or within the same geographic region as our exploration properties, this does not mean that we will be successful in identifying commercial mineral reserves on our properties. Even if we find a gold or other commercial minerals reserve, there is no assurance that we will be able to mine them. Even if we develop a mine, there is no assurance that we will make a profit. If we do not find gold or other commercial minerals you could loose part or all of your investment.

We Will Need Additional Financing To Determine If There Is Gold Or Other Commercial Minerals And To Maintain The Mineral Claims.

         Our success will depend on our ability to raise additional capital. We have met our legal exploration commitments on the Committee Bay Properties until 2012 and Tahera is required to fulfill the minimum exploration commitments on the Slave Properties. However, at this time, we have not found a gold deposit and further exploration is required. There is no assurance whatsoever that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us to make these investments. If funds are not available in the amounts required to maintain an interest, we will be unable to proceed further on the Committee Bay Properties and Slave Properties and our operations would be severely limited, and we would be unable to reach our objective. This could cause the loss of all or part of your investment.

There Are Risks Associated With Our Agreement With Tahera

         The agreement with Tahera dated March 7, 2002 gives us rights of access to exploration data of Tahera covering gold, silver and base metal potential on properties held by Tahera or properties which are adjacent to or in the area of the Tahera properties. If during our exploration for gold, silver or base metals, we discover diamonds, Tahera retains the rights to the diamonds. Under the agreement, if we wish to conduct exploration on the properties, we need to seek access to the properties and enter into an access agreement with Tahera, suitable to Tahera, which sets out the terms of our access. Our access cannot interfere with Tahera's operations on the properties. Tahera has the sole and unfetted discretion to sell, transfer, assign, encumber, mortgage, pledge, hypothecate, allow to lapse, forfeit, surrender or in any way dispose of its interest in the properties. If Tahera were to sell, transfer or assign the properties, we would have to negotiate access with the new owners of the properties and there can be no assurance we would receive access. We undertake exploration at our sole risk. Subject to Tahera's rights, we have the right to exploit opportunities for gold, silver or base metals on the properties. We have granted Tahera a 2% net smelter return royalty.

The Report Of Our Independent Registered Public Accounting Firm Contains An Explanatory Paragraph Questioning Our Ability To Continue As A Going Concern.

         The report of our independent registered public accounting firm on our consolidated financial statements as of June 30, 2005 and for the years ended June 30, 2005 and 2004 and for the period July 1, 2002 (inception of exploration stage) through June 30, 2005 includes an explanatory paragraph questioning our ability to continue as a going concern. This paragraph indicates that we have not yet commenced revenue producing operations and have a retained deficit of A$31,406,000 which conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

We Are A Small Operation And Do Not Have Significant Capital.

         Because we will have limited working capital, we must limit our exploration. If we are unable to raise the capital required to undertake adequate exploration, we may not find gold or other commercial minerals even though our property may contain gold or other commercial minerals. If we do not find gold or other commercial minerals we may be forced to cease operations and you may lose your entire investment.

We May Not Find Any Ore Reserves That Are Economical

         If we are unable to raise the required capital or we do not find gold or other commercial minerals on the properties or we cannot remove the gold or other commercial minerals discovered economically, we may have to look for other mineral rights on other properties in Canada or other parts of the world. Alternatively, we may cease operations altogether and you may lose your entire investment.

Weather Interruptions In Nunavut May Affect And Delay Our Proposed Exploration Operations.

         We can only work above ground at our mineral claims in Nunavut, Canada from late May until early October of each year. Once we are able to work underground, we plan to conduct our exploration year round, however, it is possible that snow or rain could cause roads leading to our claims to be impassible. This could impair our ability to meet our objectives and may increase our costs beyond our ability, if any, to secure financing, which would adversely affect the value of your investment and our ability to carry on business.

If Our Officers And Directors Stopped Working For Us, We Would Be Adversely Impacted.

         Our Vice President Exploration is employed on a full time basis. Other than this officer, none of our other officers or directors works for us on a full-time basis. There are no proposals or definitive arrangements to compensate our officers and directors or to engage them on a full-time basis. They each rely on other business activities to support themselves. They each have a conflict of interest in that they are officers and directors of other companies. You must rely on their skills and experience in order for us to reach our objective. We have no employment agreements or key man life insurance policy on any of them. The loss of some or all of these officers and directors could adversely affect our ability to carry on business and could cause you to loose part or all of your investment.

We Could Encounter Delays Due To Regulatory And Permitting Delays.

         We could face delays in obtaining mining permits and environmental permits. Such delays, could jeopardize financing, if any, in which case we would have to delay or abandon work on the properties.

Gold Price Fluctuations.

         If we are successful in developing a gold ore reserve, our ability to raise the money to put it into production and operate it at a profit will be dependant on the then existing market price of gold. Declines in the market prices of gold may render reserves containing relatively low grades of ore uneconomic to exploit, and we may be required to discontinue exploration, development or mining on the properties, or write down our assets. If the price of gold is too low we will not be able to raise the money or produce any revenue. We cannot predict the future market price of gold. A sustained decline in the market price of gold could cause a reduction in the value of your investment and you may lose all or part of your investment.

There Are Uncertainties Inherent In The Estimation Of Gold Or Other Mineral Reserves.

         Based upon our preliminary study of the properties we believe that the potential for discovering gold reserves exists, but we have not identified such gold reserves and we are not able to estimate the probability of finding recoverable gold ore. Such estimates cannot be calculated from the current available information. Reserve estimates, including the economic recovery of gold ore, will require us to make assumptions about recovery costs and gold market prices. Reserve estimation is, by its nature, an imprecise and subjective process and the accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation, judgment and experience. The economic feasibility of the properties will be based upon our estimates of the size and grade of ore reserves, metallurgical recoveries, production rates, capital and operating costs, and the future price of gold. If such estimates are incorrect or vary substantially it could effect our ability to develop an economical mine and would reduce the value of your investment.

If We Define An Economic Ore Reserve And Achieve Production, It Will Decline In The Future. An Ore Reserve Is A Wasting Asset.

         Our future ore reserve and production, if any, will decline as a result of the exhaustion of reserves and possible closure of any mine that might be developed. Eventually, at some unknown time in the future, all of the economically extractable ore will be removed from the properties, and there will be no ore remaining. This is called depletion of reserves. Ultimately, we must acquire or operate other properties in order to continue as an on going business. Our success in continuing to develop reserves, if any, will affect the value of your investment.

There Are Significant Risks Associated With Mining Activities.

         The mining business is generally subject to risks and hazards, including quantity of production, quality of the ore, environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, cave-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, our mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. We could incur significant costs that could adversely affect our results of operation. Insurance fully covering many environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not generally available to us or to other companies in the industry. What liability insurance we carry may not be adequate to cover any claim.

We Are Subject To Significant Environmental And Other Governmental Regulations That Can Require Substantial Capital Expenditure, And Can Be Time-Consuming.

         We are required to comply with various Canadian laws and regulations pertaining to exploration, development and the discharge of materials into the environment or otherwise relating to the protection of the environment, all of which can increase the costs and time required to attain operations. We will have to obtain exploration, development and environmental permits, licenses or approvals that may be required for our operations. There can be no assurance that we will be successful in obtaining, if required, a permit to commence exploration, development and operation, or that such permit can be obtained in a timely basis. If we are unsuccessful in obtaining the required permits it may adversely affect our ability to carry on business and cause you to lose part or all of your investment.

Mining Accidents Or Other Adverse Events At Our Property Could Reduce Our Production Levels.

         If and when we reach production it may fall below estimated levels as a result of mining accidents, cave-ins or flooding on the properties. In addition, production may be unexpectedly reduced if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, or the physical or metallurgical characteristics of the ore are less amenable to mining or processing than expected. The happening of these types of events would reduce our profitably or could cause us to cease operations which would cause you to lose part or all of your investment.

         The acquisition of gold mineral properties is subject to substantial competition. If we must pursue alternative properties, companies with greater financial resources, larger staffs, more experience, and more equipment for exploration and development may be in a better position than us to compete for properties. We may have to undertake greater risks than more established companies in order to compete which could affect the value of your investment.

We are substantially dependent upon AXIS To Carry Out Our Activities

         We are substantially dependent upon AXIS for our senior management, financial and accounting, corporate legal and other corporate headquarters functions. For example, each of our officers (other than Mr. Alford) is employed by AXIS and, as such, is required by AXIS to devote substantial amounts of time to the business and affairs of the other shareholders of AXIS.

         Pursuant to a services agreement, AXIS provides us with office facilities, administrative personnel and services, management and geological staff and services. No fixed fee is set in the agreement and we are required to reimburse AXIS for any direct costs incurred by AXIS for us. In addition, we pay a proportion of AXIS indirect costs based on a measure of our utilization of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and indirect costs. To date, AXIS has not charged us a service fee but there can be no assurance that AXIS will not charge a fee in the future. This service agreement may be terminated by us or AXIS on 60 days' notice. See "Certain Relationships and Related Party Transactions."

Future Sales of Common Stock Could Depress The Price Of Our Common Stock

         Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain stockholders could have a material adverse impact on the market price for the common stock at the time. There are presently 22,955,659 outstanding shares of our common stock held by stockholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of Rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by stockholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

Our Common Stock Is Traded Over the Counter, Which May Deprive Stockholders Of The Full Value Of Their Shares

         Our common stock is quoted via the Over The Counter Bulletin Board (OTCBB). As such, our common stock may have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock.

A Low Market Price May Severely Limit The Potential Market For Our Common Stock

         Our common stock is currently trading at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (a "penny stock"). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

The Market Price Of Your Shares Will Be Volatile.

         The stock market price of gold mining exploration companies like us has been volatile. Securities markets may experience price and volume volatility. The market price of our stock may experience wide fluctuations that could be unrelated to our financial and operating results. Such volatility or fluctuations could adversely affect your ability to sell your shares and the value you might receive for those shares.


                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. There will be no proceeds to us from the sale of shares of common stock in this offering. In addition, any proceeds that we receive from the exercise of warrants to the extent they are exercised for cash will be used for working capital and general corporate purposes.


                         DETERMINATION OF OFFERING PRICE

         The Offering Price is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), and is based on the average of the closing bid and asked prices for the common stock as reported on the OTC Bulletin Board on June 30, 2006.


                               SELLING STOCKHOLDER

         The following table sets forth as of June 30, 2006 the number of shares of our common stock owned by the selling stockholder and the number of such shares included for sale in this prospectus.

         The shares being offered by the selling stockholder are issuable upon exercise of securities that were issued in connection with the following transaction:

         On June 9, 2006, we entered into a Subscription Agreement with RAB Special Situations (Master) Fund Limited ("RAB") pursuant to which we issued to RAB in a private placement transaction (the "Private Placement") for an aggregate purchase price of A$2,000,000 (US$1,542,000); (i)10,000,000 special warrants (the "Special Warrants"), each of which is exercisable at any time to acquire, without additional consideration, one share of common stock, and (ii) warrants (the "Warrants") for the purchase of 20,000,000 shares of common stock, at an exercise price of A$0.20 (US$0.1542) to be exercisable until April 30, 2011. The Warrants contain a cashless exercise provision whereby the holder, at its option, may exercise the Warrants by surrender and cancellation of a portion of the shares of our common stock issuable upon the exercise of the Warrants based on the then current market price of our common stock. If the holders of the Warrants elected to exercise the Warrants pursuant to this provision, we would not receive any proceeds from the exercise of the Warrants.

         The Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement, of which this prospectus forms a part, covering the resale of the shares of common stock issuable upon exercise of the Special Warrants and the Warrants.


                          Beneficial Ownership               Beneficial Ownership
                           Prior to Offering                    After Offering
                       --------------------------   ---------------------------------------
                                    Percentage of                            Percentage of
                                     Outstanding                              Outstanding
Selling                   Common       Common       Shares Being    Common       Common
Stockholder                Stock       Stock*         Offered        Stock       Stock*
---------------------- -------------                ------------  -----------

RAB Special Situations 31,670,000(1)    55.8%        30,000,000    1,670,000      2.9%
(Master) Fund Limited
1 Adam Street
London WC2N 6LE
England

------------------
* Based upon 26,711,630 shares outstanding at June 30, 2006.


(1) Includes 10,000,000 shares of common stock issuable upon exercise of Special Warrants, without the payment of any additional consideration and 20,000,000 shares of common stock issuable upon exercise of Warrants at an exercise price of US$0.1542 per share. The special warrants and warrants are registered in the name of Credit Suisse client nominees (UK) Limited, as depository for RAB. Notwithstanding anything contained therein to the contrary, the Special Warrants and Warrants are not exercisable by the holder, in whole or in part, and the Company shall not give effect to any such exercise of the Special Warrants and Warrants, if, after giving effect to such exercise, the holder, together with any affiliate of the holder (including any person or company acting jointly or in concert with the holder) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is 9.99% or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise; provided, however, that upon a holder of the Special Warrants or Warrants providing the Company with sixty-one (61) days notice that such holder would like to waive this limitation with regard to any or all shares of common stock issuable upon exercise of the Special Warrants or Warrants, this limitation will be of no force or effect with regard to all or a portion of the Special Warrant or Warrants referenced in the waiver notice.


                              PLAN OF DISTRIBUTION

General

         The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

|X| ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

|X| block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

|X| purchase by a broker-dealer as principal and resale by the broker-dealer for its account;

|X| an exchange distribution in accordance with the rules of the applicable exchange;

|X|  privately negotiated transactions;

|X|  short sales;

|X| broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

|X|  a combination of any such methods of sale; and

|X|  any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses (excluding selling expenses) incident to the registration of the shares being registered herein. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Blue Sky Laws. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Costs of Registration. We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately US$25,674. The offering expenses consist of: a SEC registration fee of US$674, accounting fees of US$10,000, legal fees of US$10,000 and miscellaneous expenses of US$5,000.

         Regulation M. The selling stockholder should be aware that the anti manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. The selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholder is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post- effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.


                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

         The following table sets forth our directors and officers, their ages and all offices and positions with our company. Officers and other employees serve at the will of the Board of Directors.


Name                      Age           Position(s) Held

Joseph Gutnick            54            Chairman of the Board, President, Chief
                                        Executive Officer and Director

David Tyrwhitt            68            Director

Peter Lee                 48            Director, Secretary, Chief Financial
                                        Officer and Principal Accounting Officer

Mordechai Gutnick         28            Director

Craig Alford              44            Vice President Exploration


Joseph Gutnick
         Mr Gutnick has been Chairman of the Board, President and Chief Executive Officer since March, 1988. He has been a Director of numerous public listed companies in Australia specialising in the mining sector since 1980 and is currently a Director of Astro Diamond Mines N.L., Great Gold Mines N.L., and Quantum Resources Limited and President and CEO of Legend International Holdings Inc, a US corporation listed on the OTC market. Mr. Gutnick was previously Executive Chairman of Tahera Diamond Corporation, a company that is listed on Toronto Stock Exchange from May 2000 to October 2003 and has previously been a Director of the World Gold Council. He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

David Tyrwhitt
         Dr Tyrwhitt was appointed a Director in November 1996. He is a geologist, holding a Bachelor of Science and PhD degrees and has 40 years experience in mineral exploration and management development and operation of gold mines in Australia. Since 1996, Mr. Tyrwhitt has served as a consulting geologist through David S. Tyrwhitt & Associates (June 2002 to present) and Auminex Sdn. Bhd. (1996 to June 2002). Dr Tyrwhitt has been a Director of numerous public listed companies in Australia in the mining industry and is currently a Director of Astro Diamond Mines N.L., Great Gold Mines N.L., and Quantum Resources Limited listed on the Australian Stock Exchange and Legend International Holdings Inc, a US corporation listed on the OTC market.

Peter Lee
         Mr Lee has been Chief Financial Officer and Principal Accounting Officer since August 1989 and was appointed a Director in February 1996. Mr Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 25 years commercial experience and is currently General Manager Corporate and Company Secretary of several listed public companies in Australia and CFO and Secretary of Legend International Holdings Inc, a US corporation listed on the OTC market.

Mordechai Gutnick
         On September 14, 2005, Mr Gutnick was elected a non-executive Director. He is a businessman and long-term investor in the mining industry. From April 2001 to June 2002, Mr. Gutnick served as a project advisor for AXIS, which provides services to the Company; from July 2002 to April 2003, Mr. Gutnick was a private investor; and since May 2003, Mr. Gutnick has served as a non-executive director of the following companies: Astro Diamond Mines N.L.' Great Gold Mines N.L.; and Quantum Resources Limited. Mr Gutnick has been appointed to the Audit and Remuneration Committee's, effective September 14, 2005. Mr Mordechai Gutnick is the son of Mr Joseph Gutnick.

Craig Alford
         In April 2004 the Company appointed Mr. Craig Alford as Vice President Exploration. From February 1996 through February 2002, Mr. Alford served as senior project geologist for Teck Cominco, from February 2002 through January 2003, Mr. Alford served as manager of All-Tech Services; and from January 2003 through April 2004, Mr. Alford was employed as a geologist for Cabra Consulting. Mr. Alford has over 20 years of experience in the exploration business including 5 years as Senior Geologist to District Manager for Teck Cominco's exploration programs in Kyrgyzstan, Argentina and Chile. Most recently Mr. Alford participated in various successful exploration programs within Canada and the former Soviet Union, including as a Geologic Consultant for Placer Dome, one of the world's largest gold mining companies. Mr. Alford has worked in exploration for several major and junior mining companies including Falconbridge, Golden Star Resources, Granges, and Homestake Minerals. In addition, he has worked with the Geologic Survey of Canada.

         Mr. Alford holds a Masters degree with Commendation in Geology from Lakehead University. He has extensive exploration experience in many commodities, including gold, silver, copper, lead, zinc, oil, and diamonds. Mr. Alford's exploration experience is throughout Canada and several other countries including Venezuela, Guyana, Chile, Argentina, Suriname, and Kyrgyzstan.

         Mr. Alford is responsible for overseeing Golden River Resources' gold exploration in the Slave Craton and on the Committee Bay Greenstone Belt in Canada. He will also be actively involved in continuing Golden River Resources' strategy of acquiring high potential, early-stage gold properties worldwide.

         All Directors have been appointed for a one-year term which expires in March 2007.

Board, Audit Committee and Remuneration Committee Meetings

         Our Board of Directors consists of four members, of whom two have been, and continue to be, independent under applicable regulations. During fiscal 2005, our Board of Directors met three times. The Board of Directors also uses resolutions in writing to deal with certain matters and during fiscal 2005, five resolutions in writing were signed by all Directors.

         We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board's practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of Golden River Resources on the same basis as candidates proposed by any other person.

Audit Committee

         Dr David Tyrwhitt and Mr. Mordechai Gutnick constitute our Audit Committee. It is the opinion of the Board of Directors that each of them is an independent director as defined in Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board believes that Mr Tyrwhitt would meet the director independence requirements of the Nasdaq Stock Market if we were listed on such Market, but that Mr. Mordechai Gutnick would not meet such Nasdaq independence requirements in light of his family relationship with Mr. Joseph Gutnick who is our Chief Executive Officer. Our Audit Committee does not include a "financial expert" as defined in Item 401 (e) of Regulation S-B. The Company only has two independent Directors and neither of these independent Directors has a finance background. The Audit Committee met once during fiscal 2005 and the Chair of the Audit Committee met with the external auditors on three occasions during fiscal 2005 in respect to quarterly reports prior to the reports being filed.

Remuneration Committee

         The Board has a Remuneration Committee comprised of two independent directors. During fiscal 2005, the Remuneration Committee met once. During the year, the Remuneration Committee reviewed employment agreements and salary levels of our executive officers were considered.

Code of Ethics

         We have adopted a Code of Conduct and Ethics and it applies to all Directors, Officers and employees. A copy of the Code of Conduct and Ethics is posted on our website and we will provide a copy to any person without charge. If you require a copy, you can download it from our website or alternatively, contact us by facsimile or email and we will send you a copy.

Section 16(a) Beneficial Ownership Reporting Compliance

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our Common Stock and are also required to provide to us copies of such reports. Based solely on such reports and related information furnished to us, we believe that in fiscal 2005 all such filing requirements were complied with in a timely manner by all Directors and executive officers except (i) Mr Althaus (our former chief operating officer) filed a Form 3 and nine Form 4's after the due dates and has not yet filed a Form 4 with respect to the grant of options to him; (ii) Mr Alford filed a Form 3 after the due date; (iii) Mr Lee filed a Form 4 after the due date; and (iv) Dr Tyrwhitt filed a Form 4 after the due date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of our common stock by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group as of June 30, 2006.




Title of       Name and Address            Amount and nature of       Percentage
Class          of Beneficial Owner*         Beneficial Owner          of class
--------------------------------------------------------------------------------
Shares of      Joseph and Stera Gutnick       41,200,224   (2)(3)(4)    87.3
common stock                                               (5)(6)(7)

Shares of      RAB Special Situations         31,670,000         (9)    55.8
common stock   (Master) Fund Limited
               1 Adam Street
               London WC2N 6LE
               United Kingdom

Shares of      David Stuart Tyrwhitt              50,000   (2)(3)(8)      **
common stock

Shares of      Mordechai Zev Gutnick                   -     (3)(10)
common stock

Shares of      Peter James Lee                   250,000   (2)(3)(8)      **
common stock

Shares of      Craig Alford                      150,000     (3)(11)      **
common stock
--------------------------------------------------------------------------------
               All officers and Directors     41,650,224        (12)    87.3
               as a group
--------------------------------------------------------------------------------

* Unless otherwise indicated, the address of each person is c/o Golden River Resources Corporation, Level 8, 580 St. Kilda Road, Melbourne, Victoria 3004 Australia
** less than 1%

Notes:

(1)  Based on 26,711,630 shares outstanding as of June 30, 2006.

(2)  Does not include:

     (i) 8,949 shares of Common Stock beneficially owned by Great Gold Mines NL or
     (ii) 1,918 shares of Common Stock beneficially owned by Quantum Resources Limited or
     (iii) 229,489 shares of Common Stock beneficially owned by AXIS,

     of which companies Messrs JI Gutnick, Lee, and Dr. Tyrwhitt are officers and/or Directors, as they disclaim beneficial ownership of those shares.

(3)  Does not include 2,500 shares of Common Stock beneficially owned by us.

(4) Includes 5,394,590 shares of Common Stock owned by Edensor Nominees Pty Ltd., 1,753,984 shares of Common Stock owned by Kerisridge Pty Ltd., 1,500,000 shares of Common Stock owned by Surfer Holdings Pty Ltd, 30,000,000 shares of Common Stock owned by Fast Knight Nominees Pty Ltd
     (including 20,000,000 shares issuable upon exercise of warrants at an exercise price of US$0.1542 per share), 2,000,000 shares of Common Stock owned by Kalycorp Pty Ltd and 26,000 shares of Common Stock owned by Pearlway Investments Proprietary Limited, of which Mr Joseph Gutnick, Stera
     M. Gutnick and members of their family are officers, Directors and principal stockholders.

(5) Includes 500,000 shares issuable upon exercise of stock options owned by Mr. Gutnick of which 333,334 are vested and 166,666 vest on July 27, 2006.

(6) Joseph Gutnick is the beneficial owner of 25,650 shares of Common Stock that are registered in his own name.

(7)  Joseph Gutnick and Stera Gutnick are husband and wife.

(8) Issuable upon exercise of stock options of which 66.6% are vested and the remaining 33.4% will vest on July 27, 2006.

(9) RAB owns 1,670,000 shares of common stock and warrants exercisable to acquire an additional 30,000,000 shares of common stock, including 10,000,000 shares of common stock issuable upon exercise of Special Warrants, without the payment of any additional consideration and 20,000,000 shares of common stock issuable upon exercise of Warrants with an exercise price of US$0.1542 per share. Notwithstanding anything contained therein to the contrary, the Special Warrants and Warrants are not exercisable by the holder, in whole or in part, and the Company shall not give effect to any such exercise of the Special Warrants and Warrants, if, after giving effect to such exercise, the holder, together with any affiliate of the holder (including any person or company acting jointly or in concert with the holder) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is 9.99% or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise; provided, however, that upon a holder of the Special Warrants or Warrants providing the Company with sixty-one (61) days notice that such holder would like to waive this limitation with regard to any or all shares of common stock issuable upon exercise of the Special Warrants or Warrants, this limitation will be of no force or effect with regard to all or a portion of the Special Warrant or Warrants referenced in the waiver notice.

(10) Does not include:

     (i) 8,949 shares of Common Stock beneficially owned by Great Gold Mines N.L. or
     (ii) 1,918 shares of Common Stock beneficially owned by Quantum Resources Limited of which companies Mr MZ Gutnick is a Director as he disclaims beneficial ownership of these shares.

(11) Includes 150,000 stock options which are exercisable.

(12) Includes 800,000 shares that are issuable upon exercise of stock options, of which 533,333 are vested, and the remaining 266,667 will vest on July 27, 2006.

                            DESCRIPTION OF SECURITIES

         The following description of our common stock is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by our Certificate of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law.

         Our authorized capital stock consists of 100,000,000 shares of common stock having a par value of $0.0001 per share, of which 26,711,630 shares were issued and outstanding as of June 30, 2006.

         There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders may be diluted.

Transfer Agent

         The Transfer Agent and Registrar for our common stock is The Bank of New York, 101 Barclay Street, New York, New York.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

         The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable


                       ORGANIZATION WITHIN LAST FIVE YEARS

Not Applicable

                             DESCRIPTION OF BUSINESS


Introduction
         We are an exploration stage company engaged in the identification, acquisition, exploration and development of mining prospects believed to have gold mineralization. The main objective is to explore, identify, and develop commercially viable prospects over which we have rights that could produce revenues. These types of prospects may also contain mineralization of metals often found with gold, such as platinum and silver and other `base metals' (copper, nickel, lead, zinc) which also may be worth processing. Exploration and development for commercially viable mineralization of any metal includes a high degree of risk which careful evaluation, experience and factual knowledge may not eliminate, and therefore, we may never produce any revenues.

         We hold properties in Nunavut, Canada. Golden River Resources holds interests in the Slave Craton area within Nunavut and our currently owned 100% subsidiary; Golden Bull Resources holds various prospects in the Committee Bay Greenstone Belt in Nunuvut.
 We are in the initial stages of exploration programs and have not yet identified any ore reserves.

         Please note that the Glossary in Appendix A to the prospectus contains definitions for the geological and other specialized terms used in this section.

Slave Craton Properties

         During 2002, we reached an agreement with the Canadian company, Tahera Diamond Corporation, to explore for gold on Tahera's extensive properties on the Slave Craton in Nunavut, Canada. At that time, Tahera's Slave land package included 177 properties and 11 Inuit Owned Land ("IOL") Concessions covering approximately 471,000 acres. Tahera is an diamond mining company conducting diamond exploration in the northern Slave Craton and brought its Jericho diamond pipe into production in 2006.

         Tahera has an extensive database of data to which we have access, including geophysical surveys, overburden and bedrock mapping, overburden sampling and drilling data. We have agreed to pay them a two percent net smelter return royalty on any production from gold and base metals we discover having used Tahera's extensive database.

         We believe there are some exceptional gold targets on Tahera's ground; principally in the High Lake Volcanic Belt, and in the Contwoyto Formation.

         Within the High Lake Volcanic Belt, the target is silicified shear-hosted gold, similar to the 565,000 ounce ULU gold deposit which borders the Tahera properties.

         The Contwoyto properties lay in close proximity to the Lupin gold mine, which is a high grade gold deposit of over three million ounces. We believe that there is significant potential for gold mineralization, similar to that found at Lupin, on the Contwoyto properties.

         We have included a list of the mining properties that are covered under our agreement with Tahera in Appendix B to this prospectus.

         The agreement with Tahera dated March 7, 2002 gives us rights of access to exploration data of Tahera covering gold, silver and base metal potential on properties held by Tahera or properties which are adjacent to or in the area of the Tahera properties. If during our exploration for gold, silver or base metals, we discover diamonds, Tahera retains the rights to the diamonds. Under the agreement, if we wish to conduct exploration on the properties, we need to seek access to the properties and enter into an access agreement with Tahera, suitable to Tahera, which sets out the terms of our access. Our access cannot interfere with Tahera's operations on the properties. Tahera has the sole and unfetted discretion to sell, transfer, assign, encumber, mortgage, pledge, hypothecate, allow to lapse, forfeit, surrender or in any way dispose of its interest in the properties. Should Tahera sell, transfer, assign the properties, we would then need to negotiate access with the new holder of the properties. We undertake exploration at our sole risk. Subject to Tahera's rights, we have the right to exploit opportunities for gold, silver or base metals on the properties. We have granted Tahera a 2% net smelter return royalty.

         We entered into an access agreement with Tahera for the 2004 exploration program.

         Each of the properties has minimum exploration expenditure commitments on an annual basis to retain the rights for the property. The minimum commitments can be met by actual exploration expenditure or by making a cash payment in lieu of exploration expenditure. Expenditure by both Tahera and us is counted towards the commitment. In 2004 and 2005, the commitments were met by a mixture of exploration expenditure and cash payments by both Tahera and us. As a result, the properties are available for exploration in 2006 and subject to the commitments being met in 2006, will be available for exploration in 2007.

Location

Hood River Ground

         The Hood River mineral properties and Inuit Owned Land Concessions are in the High Lake Volcanic Belt located in the northwest section of the Slave Structural Province in the Mackenzie District of Nunavut. The land holdings include 4 mining properties totalling 10,330 acres, and 5 contiguous IOL concessions totalling 21,381 acres. Only the IOL concessions are within the greenstone component of the High Lake Volcanic Belt and therefore of exploration interest to us. The approximate center of the Inuit Concessions is about 45 kilometers north of the Arctic Circle, and 530 kilometers north-northeast of Yellowknife. The IOL Concessions are held 50:50 by Benachee Resources Inc. and Snowpipe Resources Ltd. (both wholly owned by Tahera). There are no known encumbrances on the concessions.

Contwoyto Lake Ground

         The CO-08 IOL Concession is underlain by the Contwoyto Formation on the east side of Contwoyto Lake. The original C0-08 Concession Agreement totaled 65,250 acres and is located in the Mackenzie District of Nunavut. The approximate center of the C0-08 Concession is about 100 kilometers south of the Arctic Circle, 100 kilometers north-northwest of Lac de Gras, and 380 kilometers north-northeast of Yellowknife. The C0-08 Concession Agreement is held 50:50 by Benachee Resources Inc. and Snowpipe Resources Ltd. (both wholly owned by Tahera). There are no known encumbrances on the concessions.

Access, Infrastructure, Local Resources

         Access to all the areas in the Slave Craton is by aircraft. In summer months, float equipped aircraft may land on local lakes of appropriate size including Contwoyto Lake, Napatulik Lake, Penthouse Lake (unofficial name), and Carat Lake. In addition, airstrips are available for fixed wing aircraft equipped with tundra tires at the Lupin mine site, the Ulu mine site, and Tahera's Carat Camp (Jericho). Helicopter support is needed to mobilize personnel from camp sites to the property areas. The winter road which links Yellowknife to the Lupin mine site on Contwoyto Lake has historically been used for economical transportation of supplies in winter months. This road has since been extended to Tahera's Carat Camp.

         Tahera's properties are located in the treeless Arctic within the zone of permafrost. The weather in the property areas is typical of the continental barren lands which experience cool summers and extremely cold winters. Winter temperatures can reach -45 degrees. Summer temperatures are generally in the 5 to 10 degree Celsius range but can reach the high 20's degrees Celsius. Average annual snowfall rarely exceeds 1 meter, most of which falls during autumn and spring storms. Small lakes are clear of ice usually by the third week in June and start freezing over again in late September.

         The topography of the area consists of low rolling hills with areas of low-lying swampy muskeg. Local relief is low, rarely exceeding 150 meters.

         The closest community with regularly scheduled air service is Kugluktuk (formerly Coppermine) which is 145 kilometers northwest of the Anuri/Rockinghorse concessions and 200 kilometers northwest of the Hood River concessions. First Air has scheduled flights everyday from Yellowknife to Kugluktuk. The main centre for transportation to the properties is through Yellowknife, 530 kilometers southwest of the Hood River concessions, and 410 kilometers southwest of the Contwoyto concessions. Fixed wing and helicopter charter services are available in Yellowknife, as are all supplies (groceries, lumber, fuel, etc.) and expediting services. Additional existing infrastructure to help service the land holdings includes Tahera's Jericho minesite and Woldens' Lupin and Ulu minesites.

Exploration History

         All previous work reported by companies is quoted from open file government assessment reports. For the Slave Craton land holdings non diamond-related exploration activities are emphasized as these relate to our interest and exploration agreement with Tahera. Specifically, previous exploration work on the Hood River/High Lake and Contwoyto Lake land holdings are detailed as these are deemed to be most prospective for gold.

Hood River/ High Lake Belt

         Exploration around and directly within the Hood River properties began in 1965 and over the years has included sampling, mapping, trenching, and drilling, as well as ground and airborne geophysical surveys.

         In 1989 the Ulu gold deposit was discovered. Previous efforts directly on our Hood properties have outlined several key areas of anomalous gold mineralization which include the Penthouse, Blackridge, Crown and the North Fold Nose areas.

         In 1999 the Nunavut Land Claims Agreement came into effect and granted surface ownership of about 360,000 square kilometers of land to the Inuit, of which they have the subsurface rights for approximately 37,500 square kilometers. Nunavut Tungavik Incorporation ("NTI") is the entity through which these subsurface rights are administered. The areas around Ulu that in the Hood River (CROWN, DEN, FIDO and ULU) were ultimately incorporated into NTI lands, with the exception of the original ULU claim.

         In March, 2003, Strongbow Resources Inc. and Nunavut Tungavik Incorporated announced an agreement whereby Strongbow could explore a large parcel of land which covers all the south half of the High Lake Greenstone Belt and borders Tahera's IOL concession on the east, south, and west.

Contwoyto Formation

         Following the discovery of the Lupin Mine on the western shore of Contwoyto Lake in 1960, exploration for additional Lupin-style banded iron formation hosted gold deposits commenced throughout the Contwoyto Formation. This resulted in the discovery of a number of prospects many of which occur on Tahera's Contwoyto properties.


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

         Significant results that substantiate the gold prospectivity of the region have been reported on several key areas which include the R43-R45, the R44-R47, the 5-5, and the Ox prospects.

         Diamond exploration began in the area in 1993. Discovery of several kimberlite bodies prompted a helicopter-borne EM and magnetic survey over 110 square kilometers in the Contwoyto Lake area. A part of the Tahera data set this survey has delineated a number of prospective iron formations.

Geological Setting

         The Slave Structural Province encompasses an elliptical area 500 kilometers wide by 750 kilometers long and is located between Great Slave Lake to the south and Coronation Gulf to the north.

         The Yellowknife Supergroup, important for ore deposits, occurs as twenty-six linear volcanic belts surrounded by granitic batholiths. These belts are typically isoclinally folded and largely range in age from 2715-2671 million years. The belts have been divided in the literature into mafic volcanic-dominated (Yellowknife type) and felsic volcanic-dominated (Hackett River type). Yellowknife-type volcanic belts are dominated by massive to pillowed basalt flows with lesser amounts of felsic volcanic and volcaniclastic rocks, clastic sedimentary rocks and occasionally synvolcanic conglomerate and carbonate units. The Hackett River-type belts are defined by the abundance of calc-alkaline felsic and intermediate volcanic rocks intercalated with turbidite.

         At least five episodes of Proterozoic diabase dyke "swarms" (2400 million years - 600 million years) have been recorded in the Slave Structural Province. These dyke sets form local positive relief where they intrude easily eroded lithologies such as the metaturbidites and negative relief in areas where they are juxtaposed with granites and gneisses.

         No known mineral reserves are known on our land. All previous programs have been exploratory in nature.

Prospects

Hood River Ground

         High grade gold prospects are found within a 9 by 7 kilometer block in the west-central portion of the High Lake belt. Four main mineralized areas occur; the North Fold Nose, Penthouse, Crown and Blackridge. The mineral prospects on the properties occur in rocks of the same age and nature as at the Ulu gold deposit where gold occurs in brecciated basaltic wallrock clasts which are replaced by acicular arsenopyrite + quartz + K-feldspar.

         There is a spatial relationship between the gold bearing zones of the Ulu deposit with the axial trace of the ULU anticline. The properties cover the northern most two kilometers of this important fold axis. Several gold bearing zones have been previously identified in this area. In one area along the axis, a one meter wide quartz vein, outcrops for over 40 meters and contains arsenopyrite, pyrite, pyrrhotite, chalcopyrite, and native copper. Highly anomalous silver and bismuth were also returned from these samples.

         Further mineralized zones were discovered in the central fold of the North Fold Nose. A gold value of 176 gpt gold was produced within the prospect area from narrow quartz-pyrite vein rubble.

         Previous exploration has outlined five zones of gold mineralization on the Crown prospect (now largely within the properties). At the "Main Zone", several highly anomalous gold values to 24 gpt were returned from an 800 meter long silicified basalt/biotite schist contact. Seven trenches were dug in the Main Zone area. Silicified zones up to 6 meters wide with arsenopyrite were noted. The "B" zone is parallel to and 80 meters east of the Main Zone. The structural setting and mineralogy here is similar to the Main Zone. Gold values of 12.4 gpt and 8.7 gpt gold are found along 450 meters and the zone is reported open to the north. Gold values to 1.8 and 4.6 gpt gold were reported from grab samples of silicified basalt and sediments with arsenopyrite in the "Western Zone." Anomalous gold values were also reported in the folded stratigraphy of the "Eastern" and "Fold" zone.

         To the northwest of the Crown prospects are the Penthouse prospects. The original sampling on the South Penthouse grid returned values of 23.9 to
220.1 gpt gold. The highest grade sample was from a silicified north-trending shear zone which was traceable for 200 meters. A northeast trending shear, traceable for 250 meters on the North Penthouse area returned significant gold result from narrow arsenopyrite bearing veins. Additional highly prospective zones of mineralization have been identified in the Penthouse area.

         Polymetallic quartz veins in the area contain highly elevated silver values up to 473 gpt along with anomalous zinc, lead, cadmium, and antimony values. This style of mineralization is very similar to the auriferous polymetallic quartz vein at the Northern Fold Nose on the historic ULU 2 claim.

         Five principal styles of mineralization were identified by BHP on the Penthouse grid, namely i) Auriferous silicified zones with arsenopyrite in sediments; ii) Auriferous arsenopyrite bearing quartz veins at mafic volcanic-sediment contacts; iii) Auriferous polymetallic quartz veins transecting the mafic volcanic stratigraphy; iv) Stratabound massive sulphide mineralization at the mafic volcanic-sediment contact; and v) Auriferous polymetallic quartz veins hosted by sediments adjacent to the same mafic volcanic-sediment contact.

         Massive sulphide mineralization is present as discontinuous pods up to
1.5 meters thick along the western basalt-sediment contact on the south Penthouse grid. Values of up 4.8% zinc, 0.5% lead, 0.5% copper, 40 gpt silver and 0.5 gpt gold were returned from surface sampling. No drilling was carried out on this prospect.

         South of the Crown prospects, across the southeastern edge of a granitic intrusion is the Blackridge prospect last worked by Aber Resources Ltd. The mineralization consists of an altered and locally brecciated gabbro-hosted silicified zone. The principal mineralized zone has been traced for at least 700 meters northeast and is 2.5 - 3.5 meters wide. The highest surface grades include a chip sample of 7.5 gpt gold/ 9 meters.

Contwoyto Property

         More than 100 iron formation-hosted gold occurrences occur in the Point Lake - Contwoyto Lake meta-sediment sequence. The most notable gold-bearing iron formation in the vicinity is the Lupin gold mine. Mineralization specific to the properties includes a number of significant iron formation hosted gold prospects including the R43-R45, the R44-R47, the 4-2 grid, the Ox, and the 5-5 grid prospects.

         The R43-R45 prospect is hosted by a Z-shaped folded iron formation up to 10 meters wide and traceable for over 1.3 kilometers. The area is mainly unsampled. The geology, mineralization, alteration and structure are extremely similar to the Lupin gold mine (located just 28 kilometers to the west) where gold mineralization is in a "Z" folded iron formation with pyrrhotite and arsenopyrite. The R43-R45 "Z" fold is of the same magnitude as Lupin. No drilling has ever been reported here.

         The R44-R47 prospect is hosted by an iron formation up to 5 meters wide and traceable on surface for 1.9 kilometers. Significant gold values have been returned from surface sampling However, no drilling was reported.

         On the 4-2 prospect, previous explorers have traced a sulphide-rich iron formation, in boulders up to 2 meters in size, on surface for 200 meters. Significant gold assays have returned however, no follow-up drilling appears to have been done.

         Within the Ox prospect, sampling of the iron formation returned gold values from a pyrrhotite-rich boulder. One drill hole was conducted at the prospect and intersected two separate iron formation horizons, 8.2 meters apart. Both the upper and lower iron formation returned gold from assays.

         On the 5-5 prospect, several east-west trending, 300 to 2,700 meters long EM conductors have been outlined. A total of six iron formations have been identified, four of which are coincident with the EM conductors. Sulphide rich boulders of iron formation at the southwest section of Grid 5-5 yielded gold values. The "Fox A" prospect is also within the 5-5 Grid area and the iron formation is 33 meters wide and 220 meters long and has returned gold values. Drilling in 1987 on the 5-5 prospect included 8 holes totaling 942 meters. All eight holes intersected iron formation and returned gold from a section containing pyrite, arsenopyrite and pyrrhotite. Four short drill holes on the 5-5 grid in 1988 tested a folded iron formation as outlined by an IP survey. DDH 88-4, drilled 225 meters west of an earlier high grade intercept, intercepted a further significant gold intersection in pyrite-rich siliceous iron formation. A further high grade surface prospect in arsenopyrite and quartz- rich iron formation boulders was apparently not drilled. The other drill holes intersected siliceous +/- sulphidic iron formation ranging from 5.7 to 15.0 meters thick.

Work Programs

         The first phase of the Company's planned exploration programs over the Hood River and Contwoyto IOL claim groups was carried out in August 2004 and consisted of exploration mapping, sampling and prospecting. This initial program was designed to follow up and assess geophysical and geological anomalies reported by previous workers with a focus on targeting and expanding areas for phase two work.

Hood River Ground

         Golden River Resources spent $104,446 on exploration on the Hood River IOL Concessions. Four key areas warrant further investigation.

         Northern Fold Nose - This zone is located approximately 3 kilometers north of the ULU deposit and is thought to be part of the major fold structure which hosts the ULU deposit. Further mineralized zones were discovered within the Northern Fold Nose area than previously described. Acicular arsenopyite was noted in narrow shears within silicified basalt just south of the Northern Fold Nose. Chip sampling of the exposed veins during the 2004 field season yielded several samples of anomalous gold values. Gold values obtained from this work ranged from 22.9 gpt to 495 ppb.

         Penthouse - The Penthouse prospects are underlain by a geologically and structurally complex package of mafic volcanic and metasediments. The metasediments are thought to form the conduit for mineralizing fluids. Gabbroic sills occur within the mafic volcanics and sediments and form marker horizons outlining the structural complexity of the area.

         A total of 65 samples were taken in the North Penthouse area with gold values ranging from 0.98 gpt to 12.82 gpt in chip and grab samples. A total of 36 per cent of samples taken from this area yielded anomalous assays.

         A total of 53 samples were taken from the South Penthouse area with 15 per cent returning anomalous values. These samples yielded the same arsenic-gold relationship with values ranging from 1.95 gpt to a high of 30.32 gpt gold.

         Analysis of airborne geophysical data suggests that the South and North Penthouse areas are actually one zone that is over 2 kilometers in strike length.

         Crown - The 2004 field work consisted largely of examining and sampling of the trenches in this area. A total of 60, 1.0 meter to 1.5 meter chip samples were taken from these trenches. Results returned gold values from 5.78 gpt to
0.51 gpt with 32 per cent of the samples returning anomalous results.

         East of the trenched area, several anomalous zones were located including a new zone that extended off the properties to the north for over 1 kilometer. This zone is roughly parallel to the Crown trench area and may perhaps be part of a large scale folded stratigraphy.

         A total of 30 samples were taken on the east portion of the Crown area. The gold values ranged from 2.75 gpt to 0.02 gpt.

         Blackridge area - The main prospect occurs along a gabbro-sediment contact. The previously described linear mineralized contact zone was extended to slightly over 750 meters.

         Anomalous results were returned from siliceous metavolcanics and metasediments with the highest values returned from trenches cut into the gabrro
- metavolcanic/metasediment contact. A total of 39 samples were taken from this area. Gold values ranged from 37.78 gpt to 2.5 gpt gold. Elevated copper values were also noted. A total of 40 per cent of the samples taken returned anomalous gold values. Overall, our 2004 results were an improvement over the reported historical results.

Contwoyto IOL Concessions

         We spent CDN$109,057 on exploration on the Contwoyto IOL Concessions. Some key areas that warrant further investigation include:

         Grid 5-5 Area - Field work revealed the area to be underlain by a package of amphibole rich silicate facies iron formations. This area produced the best gold results in the Contwoyto concessions with values ranging from 1.5 to 6.98 gpt gold from the iron formation. Geophysics indicated the zone trends west, off shore, into the lake proximal to the Grid 5-5 zone.

         Ox Prospect - The area is underlain by a sulphide poor silicate facies iron formation, 100 meters wide and extending over 150 meters to the northeast. To the north of the claim block occur interbedded turbidites, biotite schists/greywacke and coarse to fine grained heavily oxidized amphipobilite. Mineralization is largely fine grained pyrite, pyrrhotite with minor chalcopyrite and rare malachite, in trace to 5 percent abundance. The sampling program on the Ox grid fold zone yielded consistent anomalous gold values.

         An airborne geophysical survey has outlined a number of strong magnetic anomalies that have no surface expression. These areas require further investigation.

Further Exploration

         After the 2004 program the IOL concession area at Contwoyto was dramatically reduced down from 65,250.8 acres to 21,533.1 acres. All prospective ground was retained. The area reduction was done in conjunction with Tahera and it served to also greatly reduce the amount of exploration requirement for this area. A program of approximately $63,300 would be required to maintain the ground into 2006. A small portion of the Hood River IOL Concession area was also reduced with all prospective ground retained for further exploration. Due to large exploration expenditures by Tahera within these concessions, there was no required spending in 2005 to conduct exploration to maintain this ground.

         As a result of the 2004 field season, several areas have emerged as having a strong potential for gold based on geological, mineralogical and structural criteria and as such require further examination. A program of detailed structural mapping is planned in order to understand the complex structural environment. Further work will include detailed sampling and ground geophysics over key anomalous areas with a follow up drilling. The ULU deposit was discovered within two years through a similar approach.

         The most immediate target area for drilling will be the Penthouse prospect in the Hood River area. The two `north' and `south' zones have been shown to be actually one zone by the airborne geophysical data. The prospect contains anomalous gold values and is likely part of the same structure as hosts the Ulu gold deposit to the west.

         Currently no immediate drill targets exist on the Contwoyto ground and we plan to undertake selective mapping and ground geophysical surveys during 2006 to develop future drill targets, particularly over the R43-R45 prospect as outcrop in the area is extremely limited, before drilling would commence.

Committee Bay Belt

         In June 2002, we staked land in the highly prospective Committee Bay Greenstone Belt.

         The Committee Bay Greenstone Belt is located approximately 240 kilometers northeast of Baker Lake in Nunavut, Canada and is believed to represent the largest under-explored greenstone belt in North America, with potential to host world-class gold deposits.

         The geology is highly prospective for banded iron formation hosted gold (as in the 3 million ounce Meadowbank and the 4.6 million ounce Meliadine gold deposits to the south). Our properties protect several auriferous iron formations. In addition to the banded iron formation hosted gold targets, this Belt has potential for shear-hosted lode gold, Witswaterstrand style gold, komatiite hosted stratiform nickel-copper (Kambalda analogy), and platinum group elements ("PGE's") in layered igneous complexes (Laughland Lake Anorthosite Suite).

         Originally 29 properties were staked comprising a land area of 71,694 acres in the Committee Bay Greenstone Belt in central Nunavut, Canada. These properties were recorded on October 16, 2002. From the original area we retained a total of 49,439.48 acres on 21 properties. To keep the properties in good standing, we needed to spend a total of CDN$197,798 of assessment work by October 16, 2004. A total of CDN$98,879 (CDN$2 per acre) is required in each subsequent year up to 2012 (at which point a decision to bring the properties to lease must be made). During the 2004 field season, we spent CDN$1.567 million on exploration and all amounts in excess of the commitment can be offset against future commitments. As a result of the amount we spent during 2004, we have already met the expenditure commitment until 2012. We have included a list of our mining properties in the Committee Bay Greenstone Belt in Appendix B to this prospectus.

Location

         The Committee Bay Claims are located 245 to 365 kilometers northeast of the town of Baker Lake (Qamani'tuaq), Nunavut, Canada, or 210 to 320 kilometers west to southwest of the town of Repulse Bay (Ngoldjat). The community of Kagaaruk (formerly Pelly Bay) is 190 to 305 kilometers northeast of the claim groups. Our land holdings in the Committee Bay Greenstone Belt include 21 properties in 10 claim blocks. These properties total approximately 49,439.48 acres and all were recorded on October 16, 2002.


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

Access, Infrastructure, Local Resources

         Access to the properties is by fixed wing aircraft. Alternatively, float equipped planes have the option of landing at some of the larger lakes (Laughland Lake for example) or on sections of the Hayes River. Helicopter support is required to mobilize personnel from camp to the property areas.

         The Committee Bay Greenstone Belt lies within the zone of permafrost. The mean annual temperature of -20oC reflects its Arctic location (the Arctic Circle transects the property area). The climate is typical of the Eastern Arctic with average temperatures in the winter months of -30oC to -35oC, and +10oC to +12oC in the summer. The ground remains snow covered for more than 250 days a year (generally September to June). Rivers break up in June and lakes are ice bound until mid July.

         The project area is on the northern section of the Wager Plateau, a shield area that has been significantly modified by glacial processes. Elevations range from 122 meters above sea level in the southwest to 560 meters above sea level in the northeast.

         The closest community with regularly scheduled air service is Baker Lake, about 350 kilometers to the southwest. Canadian North and First Air flights arrive from Yellowknife and Iqaluit. Calm Air flies from Winnipeg to Rankin Inlet (Kangiqliniq) and then on to Baker Lake daily except Sundays. Kivalliq Air flies from Cambridge Bay (Qaluktuuttiaq) to Baker Lake enroute to Rankin Inlet. Fuel and expediting services are available in Baker Lake. There is little infrastructure in the claim area apart from the Committee Bay Resources Hayes River camp which has a winter airstrip and fairly regular supply flights.

Property History

         All previous work reported by companies is quoted from open file government assessment reports.

         Following the release of Heywood's original geology map of the area in 1961, several exploration companies performed work in the Committee Bay Greenstone Belt. The nickel-copper potential of ultramafic rocks was the primary target of this first exploration wave. In 1969 to 1970, explorers mapped, sampled and conducted limited geophysical surveys on areas now covered by our A and E properties. This program outlined several electromagnetic conductors coincident with surface mineralization. The best trench value occurred on the "E" properties of 0.51% nickel on a 1.46 kilometer long conductor.

         Further exploration was undertaken during the general nickel-copper reconnaissance in 1970 and 1974 and more detailed work in 1975 and 1976. Geologic mapping, ground magnetic and EM surveys were conducted in the Hayes River area. Although prospective rock units with nickel and copper values were found, no further follow up was recommended.

         In 1986, reconnaissance rock samples were taken within the current Pickle properties area.

         Southwest of the central tonalite, in the area of our Pickle properties, several permits were granted to the Committee Bay Joint Venture
(CBJV) in 1993. Sampling by CBJV returned gold values in sheared banded iron formation with pyrite + arsenopyrite. Although CBJV's Pickle 1 claim was staked in 1995, no follow-up work was reported. The iron formation at this site is 70-100 meters thick and traceable for 1.5 kilometers.

         In 1992, reconnaissance sampling in the Committee Bay area was undertaken on behalf of the CBJV. Several highly anomalous gold values were returned from rock samples taken. Follow-up work was performed in 1993. High gold values corresponded with banded iron formation with quartz veining and/or silicification, and pyrite + pyrrhotite +/- arsenopyrite. In 1995, further rock samples were taken, and eight drillholes totaling 811.41 meters completed. This work exclusively focused on the Bluff properties in Hayes River area and the Inuk area further to the northeast. In 1996, the CBJV flew a 13,262 line kilometer detailed geophysical survey (magnetics and VLF), collected additional rock samples and drilled 6 holes at Three Bluffs. Approximately CDN$5.4 million was collectively spent on the Committee Bay Greenstone Belt between 1992 and 2001 by explorers. This exploration focused on three areas: Laugh land Lake, Hayes River and Curtis River.

         Numerous gold occurrences were discovered by the CBJV between 1992 and 2001. Of particular note are the Pickle, Four Hills, Cop, Ghost Coyote, Ridge, Bluff group and West Plains prospects.

         Our five Wrench properties were previously within prospecting permits granted to the CBJV in 1994. Reconnaissance sampling by the CBJV returned a series of gold anomalies over approximately three kilometers in sheared oxide banded iron formation in their northern part of their BLUFF claim block.

         The Committee Bay Greenstone Belt was the subject of two separate 3 year (2000-2003) government targeted geoscience inititive ("TGI"). These TGIs are a collaboration between the Geological Survey of Canada, Canada-Nunavut Geoscience Office and university partners. The stated objective of TGI was to increase the level and cost-effectiveness of private sector exploration for mineral resources. Government work in the Committee Bay Greenstone Belt included 1:100,000 scale geologic mapping, prospecting, surficial mapping, drift prospecting, and airborne geophysics. Airborne magnetic surveys (400 meter flight line spacing) were carried out and released as total field maps in 2002. Quaternary research involved multimedia sampling for gold and base metals and this drift prospecting/sampling was carried out between 2001 and 2003.

         Committee Bay Resources Limited ("CBR") is the largest landholder in our claim area. At Three Bluffs, CBR's drilling defined gold mineralization for at least one kilometer along strike and to a depth of 320 meters from surface. A near surface high grade inferred mineral resource of 1.9 million tonnes grading
8.0 gpt gold for 487,000 ounces was defined by 49 drill holes. Using a lower cutoff grade, this inferred mineral resource is expanded to 5.1 million tonnes grading 4.0 gpt gold for 657,000 ounces. This information can be found on the CBR website.

         The government aeromagnetic survey shows a continuation of the Three Bluffs iron formation for at least three kilometers onto our Wrench properties. Government sampling in 2001 on this trend returned gold intersections from sulphide bearing (pyrite + pyrrhotite), quartz-veined intervals of oxide banded iron formation.

         Numerous other prospective gold targets (West Plains, Four Hills, Coyote, etc) are the subject of ongoing investigation by CBR. Our properties border or are along strike of CBR's prospects.

Geologic Setting

         The Prince Albert Group ("PAG") incorporates a series of Archean aged greenstone belts that stretch approximately 600 kilometers northeast from the Aylmer Shear Zone in the south to the eastern tip of Melville Peninsula in the north. A 300 kilometers long section southwest of Committee Bay is referred to as the Committee Bay Greenstone Belt.

         The stratigraphy of the Committee Bay Greenstone Belt includes banded iron formation up to 50 meters thick, komatiite volcanic flows, basalts, intermediate to felsic tuffs, and quartz-cobble conglomerates. Deformation is recorded by major shear zones, second order faults, complex folding, and felsic intrusions. Numerous gold prospects are spread out over a 260 x 40 kilometer area including the Inuk zone in northeast Committee Bay and the Three Bluffs zone in the Hayes River area.

         The approximate age of the Committee Bay Greenstone Belt ranges from
2.718 billion years to 2.732 billion year old.

         Younger plutonic intrusions include the 1830 Million year old Hudson monzogranites. Laterally continuous northeast trending quartz-feldspar porphyry dykes, 0.5 meter to 10 meter wide, are traceable for hundreds of meters in the Three Bluffs area. Age dates for these porphyry dykes are not currently available.

Prospects

         The Committee Bay Greenstone Belt is prospective for a number of mineral deposit types including banded iron formation hosted gold, shear-hosted lode gold, komatiite hosted stratiform nickel-copper (Kambalda analogy), and platinum group elements in layered igneous complexes.

         Examples of iron formation hosted gold include our Wrench properties where government sampling in 2001 returned gold intersections from sulphide bearing (pyrite + pyrrhotite), quartz-veined intervals of oxide banded iron formation. This section of iron formation is over 6.5 kilometers long. Additional kilometer-scale segments of iron formation with anomalous gold are present further to the east within the Wrench claim block.

         Other iron formation hosted gold examples include mineralization on our Pickle properties. The iron formation here is 70-100 meters thick and traceable for 1.5 kilometers. The gold values are found in sulphide rich sections (arsenopyrite and pyrite) of the sheared oxide + silicate banded iron formation over a distance of 1.35 kilometers. In addition gold values in iron formation are also found on our NN1 and NN2 properties.

         An example of shear-hosted gold in the Committee Bay Greenstone Belt is CBR's Coyote prospect where high grade gold values were returned from intensely sheared gabbro with quartz veins, pyrite + pyrrhotite + chalcopyrite + visible gold. The hosting structure is a splay off the east-west Walker Lake Shear Zone and is a classic setting for shear-hosted gold. We have a claim on either side of the Coyote claim prospect.

         Komatiite hosted (Kabalda-style) nickel potential exists on our three EE properties (EE 1-3). These properties cover nickel values from 0.2% to 0.5% spread over 930 meters of a contact between a thick ultramafic body and sediments. The highest copper value was 0.2%. A second ultramafic/sediment contact on the western edge of the western E claim also has anomalous nickel over a similar strike length. The folded stratigraphy in the centre of the EE claim block is also prospective for gold (samples to 200 ppb).

         The Laughland Lake Anorthosite Suite ("LLAS") has good PGE potential. Rusty zones defined by sulphide gossans of up to 100 meters wide and 500 meters long have been reported in this area. Values to 185 ppb Pt, 41 ppb Pd, 1530 ppm nickel, and 1.35% copper have originated from these zones.

Work Program

         A total of CDN$1.567 million was spent on our Committee Bay Greenstone Belt 2004 program. A large portion of the expense went to establishing a re-usable base-camp into this fairly remote location. All field, office, and camp supplies, as well as fuel, were flown in. All field activities were helicopter supported.

         Between June 2004 and early September 2004, a regional, grassroots-type prospecting/mapping program was undertaken to explore all of our mineral properties in the Committee Bay Greenstone Belt. Each of our 21 properties holds significant promise of a mineral deposit. In some localities outcrop was not abundant or observed, however, many of the claim sites were selected to cover key magnetic anomalies identified from the government regional airborne survey.

         A total of 1,476 rock samples were removed and analyzed from the 21 properties. In addition, a small soil grid was established on the Wrench property and 658 soil samples were collected. Anomalous to ore grade gold was returned from sampling on several of the claim areas. Of particular note were the results from the Wrench property which cover an area adjacent to the CBR's Three Bluffs deposit and were found to hold identical structures and lithologies. Sampling along exposed banded iron formation produced high gold values of up to 100.45 gpt gold and anomalous values were returned from a 1.5 kilometer strike length of the target iron formation horizon.

         Our exploration program began in late May 2004 with a geophysical program on the Wrench property. This is covered in the "Geophysical Surveys" section.

Geophysical Surveys

 Wrench Property

         An eighty six line grid was established over the Wrench Claims by Aurora Geosciences Ltd of Yellowknife, NT. Grid point control was accomplished using GPS technology. Lines were spaced every one hundred meters and in total the grid was comprised of 176.46 line kilometers. Subsequently, two geophysical surveys were undertaken. Total field magnetic surveying was carried out with readings obtained at 6.25 meter stations. Horizontal loop electromagnetic (HLEM) surveying was also undertaken. Readings for this survey were spaced at twenty five meter intervals.

         The Wrench claim group comprises five contiguous properties covering approximately 4,900 hectares. A government aeromagnetic survey confirms that the Wrench iron formation is directly connected with and along strike of CBR's Three Bluffs iron formation hosted gold deposit.

         The geophysical program served a number of purposes. The magnetics accurately traced the iron formation and delineated important structural information such as faulting and folding. The HLEM component highlighted where the conductive pyrrhotite-rich sections of the iron formation are and, in conjunction with the magnetics, may define trenching and drill targets.

         The magnetic survey outlined a strong, six kilometer long northeast-trending magnetic anomaly along the western half of the grid. In the southeastern portion of the grid, two additional strong, parallel, magnetic anomalies were recorded. The HLEM survey outlined 17 distinct conductive trends/anomalies, most of which are coincident with, or flank very strong magnetic features.

         Field verification of the magnetic anomalies indicated that the magnetic anomalies are a result of the presence of continuous banded iron formation units that underlie the grid area.

Proposed Work

         With the large assessment credit excess from the 2004 program, we have already met our expenditure commitments until 2012 for most properties (see Appendix B). However due to the gold potential and interest in the Committee Bay Greenstone Belt, further work is being planned.

         Future exploration programs will involve further geophysical surveys, mapping, prospecting, sampling, and drilling. Identifying and defining drill targets will be the primary objective.

         Three areas present themselves as likely drill targets, the Wrench prospect (gold values up to 100 gpt) which is along strike of CBR's Three Bluffs deposit; the Pickle claim IF which has the thickest intervals of sheared banded iron formation and the West claim which has the same geophysical anomalies as CBR's West Plains drill area.

Regulation

Mining in Canada

         The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines. Such legislation relates to the method of acquisition and ownership of mining rights, labour, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters. The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment. Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water. The design of mines and mills, and the conduct of extraction and processing operations, are subject to the regulatory restrictions. The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies. Legislation is in place for lands under federal jurisdiction or located in certain provinces and territories that provide for the preparation of costly environmental impact assessment reports prior to the commencement of any mining operations. These reports require a detailed technical and scientific assessment as well as a prediction of the impact on the environment of proposed mine exploration and development.

         Failure to comply with the requirements of environmental legislation may result in regulatory or court orders being issued that could result in the cessation, curtailment or modification of operations or that could require the installation of additional facilities or equipment to protect the environment. Violators may be required to compensate those suffering loss or damage by reason of mining activities and the violators, including our officers and directors, may be fined or, in some cases, imprisoned if convicted of an offence under such legislation. Provincial and territorial mining legislation establishes requirements for the decommissioning, reclamation and rehabilitation of mining properties that are closed. Closure requirements relate to the protection and restoration of the environment and the protection of public safety. Some former mining properties must be managed for a long time following closure in order to fulfill regulatory closure requirements. The cost of closure of existing and former mining properties and, in particular, the cost of long-term management of open or closed mining properties can be substantial.

Government Regulations

         We are committed to complying and, to our knowledge, are in compliance with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. Our exploration work is subject to the Mining Land Use Regulations of the Indian and Northern Affairs Canada Mining Act. This Act requires us to obtain permits prior to performing significant exploration programs.

         We cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the development of our Canadian properties, including those with respect to mining properties. Our activities are not only subject to extensive federal, provincial and local regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. We will be obligated to take steps to ensure that such streams draining the property do not become contaminated as a result of our activities on the property. We are not aware of any environmental problems on the property as of the date of this prospectus.

         The mining industry in Nunavut, where our exploration properties are situated, operates under Canadian federal and territorial legislation governing prospecting, development, production, environmental protection, exports, income taxes, labour standards, mine safety and other matters. We believe our Canadian operations are operating in substantial compliance with applicable law.

         Our exploration works is subject to environmental regulation primarily by the Federal Department of Indian Affairs and Northern Development and the Nunavut Water Board. The Department of Fisheries & Oceans (Canada) and the Department of the Environment (Canada) have an enforcement role in the event of environmental incidents, but presently have no direct regulatory role in relation to exploration activity.

         On April 1, 1999, the Nunavut Land Claims Agreement, dated May 28, 1993, between the Inuit of Canada's eastern arctic region and Her Majesty the Queen in right of Canada, came into force. Under this agreement, the Inuit were granted ownership of approximately 360,000 square kilometers of land in an area referred to as the Nunavut Settlement Area, including ownership of subsurface rights in approximately 37,500 square kilometers of those lands. Third party interests in lands in the Nunavut Settlement Area created prior to April 1, 1999 are protected under the Nunavut Land Claims Agreement. Where a third party was granted a mining lease under the Canada Mining Regulations in lands comprising the Nunavut Settlement Area, that interest continues in accordance with the terms and conditions on which it was granted, including any rights granted under the legislation that give rise to the interest. However, where any successor legislation has the effect of diminishing the rights afforded to the federal government, it will not bind the Inuit without its consent. The Inuit are entitled to receive whatever compensation is payable by the interest holder for the use of exploitation of mineral rights. The federal government continues to administer the third party interest on behalf of the Inuit, unless the third party and the Inuit enter into an agreement under which the third party agrees to the administration of their interest by the Inuit. In the event such an agreement is reached, the applicable legislation will cease to apply to the third party interest. Subsurface interests in such lands continue to be administered in accordance with applicable legislation relating to those interests and are not affected by the Nunavut Land Claims Agreement.

         Third party interests in lands in the Nunavut Settlement Area created on or after April 1, 1999 are granted, in the case of surface rights, by the appropriate regional Inuit association and, in the case of subsurface rights, by Nunavut Tungavik Incorporated. Which will hold subsurface title to Inuit owned lands and will be additionally responsible, in consultation with the appropriate regional Inuit associations, for the administration and management of those subsurface rights.

Government Requirements for Maintenance of Claims

Slave Craton

         Fees and exploration expenditures associated with the maintenance of Tahera Corporation's ground covered under the Slave Craton Agreement with Golden River Resources is the responsibility of Tahera.

Committee Bay Greenstone Belt

         The Nunavut Government has granted our interest in the 21 mineral properties in the Committee Bay Greenstone Belt described in this Report.

         To keep the 21 properties in good standing, we were required to spend a total of CDN$197,798 of qualifying assessment work by October 16, 2004. Assessment work must be filed with the Mining Recorder within 30 days of the claim's anniversary date or within 60 days of the lapsing notice date.

         A total of CDN$98,879 (CDN$2 per acre) is required in each subsequent year up to 2012 (at which point a decision to bring the properties to lease must be made).

         In 2004 we spent a total of CDN$1,566,962 of on our properties. All assessment work was filed and the excess of CDN$1,369,164 was used to offset the expenditure requirement in following years. As a result we have already met our commitment until 2012 for most properties (see Appendix B).

Gold Price Volatility

         The volatility of the market price of gold is illustrated by the following table which sets forth for the periods indicated the high and low of the London PM (afternoon) fix of the gold price in U.S. dollars per ounce (rounded to the nearest dollar), as published by Kitco Precious Metals Company of Canada at www.Kitco.com. Gold Prices Per Ounce (US$)

       Year          High        Low

       1998          $ 313       $ 273
       1999          $ 325       $ 252
       2000          $ 312       $ 263
       2001          $ 293       $ 255
       2002          $ 349       $ 277
       2003          $ 412       $ 321
       2004          $ 453       $ 375
       2005          $ 537       $ 411


         As of June 26, 2006, the London PM fix of the gold price was US$613.50.

Employees

         We have a Vice President Exploration who is a full time employee. We also use temporary employees in our field exploration programme. The services of our Chief Executive Officer, Joseph Gutnick and Chief Financial Officer and Secretary, Peter Lee, as well as clerical employees are provided to us on a part-time as needed basis pursuant to a Service Agreement dated November 25, 1988 (the "Service Agreement") between us and AXIS Consultants Pty Limited ("AXIS"). AXIS also provides us with office facilities, equipment, administration and clerical in Melbourne Australia pursuant to the Service Agreement. The Service Agreement may be terminated by written notice by either party.

            Other than this, we rely primarily upon consultants to accomplish our exploration activities. We are not subject to a union labour contract or collective bargaining agreement.

Competition

         There is aggressive competition within the minerals industry to discover and acquire properties considered to have commercial potential. We compete for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than we do. In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.

History

         Our predecessor corporation, Bayou Oil, was incorporated under the laws of Minnesota in 1973 and since that time it had a number of activities that have been ceased.

         On February 13, 1998, we incorporated a 100% owned subsidiary, Bayou Australia Pty Ltd, a corporation incorporated under the laws of Australia.

         On June 29, 1999 we undertook a reverse stock split on a 1:20 basis and amended our Articles of Incorporation to amend the par value of our shares from US$0.15 cents to US$0.0001 cents per share. On September 27, 1999 we changed our name from Bayou International, Ltd to Baynet, Ltd.

         In May 2000, we commenced work on the development of a B2B mining portal however, this was abandoned as it was considered uneconomic.

         On July 13, 2000 we changed the name of our subsidiary, Bayou Australia Pty Ltd to Baynex.com Pty Ltd. On August 21, 2000 we incorporated a new wholly owned subsidiary, Baynet International Pty Ltd, a corporation incorporated under the laws of Australia. In October 2000, we changed our name to Bay Resources Ltd.

         During fiscal 2001, we conducted a due diligence review of St. Andrew Goldfields Ltd ("St. Andrew") with a view to taking a substantial investment in St. Andrew. Following the conclusion of the review, we decided not to proceed with the investment.

         During the 2002 fiscal year we continued to expand our gold exploration business by:

(i) entering into an agreement to explore for gold on Tahera's extensive property interests on the Slave Craton in northern Canada; and

(ii) making application via a new 100% owned subsidiary, Golden Bull (previously known as 4075251 Canada Inc), for properties in the highly prospective Committee Bay Greenstone Belt in Nunavut, Canada.

         In October 2002 we entered into an agreement (via our wholly owned subsidiary Bay Resources (Asia) Pty Ltd) with the Tibet Bureau of Geology and Minerals Exploration Development, China to earn a minimum 51% interest in the Xigaze copper belt running in a 200 kilometer east-west trend either side of Lhasa. However, in February 2003 we decided to withdraw from these arrangements as a result of further hurdles being placed before us by the Chinese authorities that were not known at the time of entering into the agreement.

         It is the policy of our Board of Directors that we will not engage in any activities which would subject us to registration and reporting requirements of the Investment Company Act of 1940.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

General

         The following discussion and analysis of our financial condition and plan of operation should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. This prospectus contains numerous forward-looking statements relating to our business. Such forward-looking statements are identified by the use of words such as believes, intends, expects, hopes, may, should, plan, projected, contemplates, anticipates or similar words. Actual operating schedules, results of operations, ore grades and mineral deposit estimates and other projections and estimates could differ materially from those projected in the forward-looking statements.

         We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in Nunavut, Canada. Our principal exploration target is for gold and we are seeking to determine whether adequate gold reserves are present on the property covered by our claims to develop an operating mine. We are in the initial stages of our exploration program and we have not yet identified any ore reserves. We have not generated any revenues from operations.


Consolidated Statement of Operations Data
(in thousands, except per share data)

                             Year ended       Conv.   Nine Months Ended   Conv.
                               June 30       Transl.      March 31,      Transl.
                            2004     2005     2005      2005     2006     2006
                             A$       A$       US$       A$       A$       US$

Revenues                         -       -        -          -       -        -
--------------------------------------------------------------------------------

Costs and expenses           1,722   2,603    1,984      2,180     968      804
--------------------------------------------------------------------------------

Loss from operations        (1,722) (2,603)  (1,984)    (2,180)   (968)    (804)
--------------------------------------------------------------------------------

Other income (loss)             (1)      3        2          5     (36)     (30)
--------------------------------------------------------------------------------

Profit (loss) before
 income taxes               (1,723) (2,600)  (1,982)    (2,175) (1,004)    (834)
--------------------------------------------------------------------------------

Provision for income taxes       -       -        -          -       -        -
--------------------------------------------------------------------------------

Net profit (loss) from
Continuing Operations       (1,723) (2,600)  (1,982)    (2,175) (1,004)    (834)

Net loss from
Discontinued Operations          -       -        -          -       -        -
--------------------------------------------------------------------------------

Net profit (loss)           (1,723) (2,600)  (1,982)    (2,175) (1,004)    (834)
--------------------------------------------------------------------------------


                               A$       A$      US$        A$       A$      US$

Net profit (loss) per
 share                        (.18)   (.16)    (.12)      (.13)   (.06)    (.05)

On continuing operations         -       -        -          -       -        -
--------------------------------------------------------------------------------

On discontinued operations    (.18)   (.16)    (.12)      (.13)   (.06)    (.05)
--------------------------------------------------------------------------------

Weighted average number of
 shares outstanding
 (000's)                     9,385  16,714   16,714     16,714  16,714   16,714
--------------------------------------------------------------------------------


Consolidated Balance Sheet Data
-----------------------------------

                               A$      A$      US$        A$       A$       US$

Total assets                 1,466     227      173        245     198      164
Total liabilities              599   1,577    1,201      1,297   2,391    1,985
--------------------------------------------------------------------------------

Stockholders' equity
 (deficit)                     867  (1,350)  (1,029)    (1,052) (2,193)  (1,821)
--------------------------------------------------------------------------------


Foreign Currency Translation

         The majority of our administrative operations are in Australia and, as a result, our accounts are reported in Australian dollars. The income and expenses of its foreign operations are translated into Australian dollars at the average exchange rate prevailing during the period. Assets and liabilities of the foreign operations are translated into Australian dollars at the period-end exchange rate. The following table shows the period-end rates of exchange of the Australian and Canadian dollar compared with the US dollar during the periods indicated.

Year ended June 30, 2004                    A$1.00           =     US$0.6903
                                            CDN$1.00         =     US$0.7433
Year ended June 30, 2005                    A$1.00           =     US$0.7620
                                            CDN$1.00         =     US$0.9279
9 months ended March 31, 2005               A$1.00           =     US$0.78
9 months ended March 31, 2006               A$1.00           =     US$0.7110
9 months ended March 31, 2005               A$1.00           =     CDN$0.94
9 months ended March 31, 2006               A$1.00           =     CDN$0.8302

         The exchange rate between the A$ and US$ has moved by 10.4% between June 30, 2004 and 2005. Accordingly, a direct comparison of costs between fiscal 2004 and 2005 is not necessarily a true comparison.

Plan of Operation

         We have A$2,131,000 in cash at June 19, 2006.

         During fiscal 2004 and 2005, we undertook a field exploration program on our Committee Bay and Slave Properties at a cost of A$2,228,000. Our Slave Properties are held by Tahera and we have the right to conduct gold and base metal exploration on these properties. Tahera has the legal obligation to meet the minimum required expenditure. To date, this has been met. In respect to the Committee Bay Properties, we expended more than the minimum required expenditure. As a result, we do not have a legal obligation to undertake further exploration on our Committee Bay Properties during their life. However, we will be required to expend substantial amounts in order to determine whether there are commercial mineral deposits on our exploration properties.

         We plan to conduct exploration on the Slave Properties during 2006. At this stage, we have not prepared a budget for the 2006 exploration program. However, we believe the budget will be approximately A$1,000,000. Our budget for general and administration for fiscal 2005 is A$0.8 million. On June 14, 2006, we closed an equity raising of A$2.0 million (US$1.542 million) and this will provide cash for our exploration program, general and administration expenses and working capital.

         As set out in "Business-Employees" we have a Vice President Exploration, use temporary employees in our field exploration program and the services of our Chief Executive Officer and Chief Financial Officer as well as certain clerical employees are provided by AXIS. At the current time, we have no plans to change these arrangements or employ any further persons.

Results of Operations

Nine Months Ended March 31, 2006 vs. Nine Months Ended March 31, 2005.

         Costs and expenses decreased from A$2,180,000 in the nine months March 31, 2005 to A$968,000 in the nine months ended March 31, 2006. The Company's financial statements are prepared in Australian dollars (A$). A number of the costs and expenses of the Company are incurred in US$ and CDN$ and the conversion of these costs to A$ means that the comparison of the nine months March 31, 2006 to the nine months March 31, 2005 does not always present a true comparison. The decrease in expenses is a net result of:

i. an increase in interest expense (net) from A$24,000 for the nine months ended March 31, 2005 to A$99,000 for the nine months ended March 31, 2006. AXIS provides management and geological services to the Company pursuant to a Service Deed dated November 25, 1988. AXIS charged A$20,000 in interest on outstanding amounts at a rate of 9.35% for the nine months to March 31, 2006 compared to $8,000 (an interest rate of 10.60% to 10.85%) for the nine months to March 31, 2005. Wilzed loaned further funds to the Company during the nine months and charged A$71,000 in interest. A$8,000 general interest was charged on outstanding accounts payable liabilities.

ii. a decrease in legal, accounting and professional expense from A$117,000 for the nine months ended March 31, 2005 to A$78,000 for the nine months ended March 31, 2006. In the nine months period to March 31, 2005, legal fees were incurred in relation to discussions with external financiers and preparation of a listing of the Company's securities on the Toronto Venture Exchange. The additional legal costs incurred in the nine months to March 31, 2006 were for revision of the listing application.

iii. a decrease in administrative costs including salaries from A$555,000 in the nine months ended March 31, 2005 to A$461,000 in the nine months ended March 31, 2006. In the nine month period to March 31, 2005 external consultants were used to undertake work in respect to the Company's listing on the Toronto Venture Exchange in Canada. No such costs were incurred in nine months ended March 31, 2006. Salaries charged to the Company by AXIS decreased by A$21,000 and insurance costs incurred by the Company reduced by A$37,000.

iv. a decrease in the exploration expenditure expense from A$1,233,000 for the nine months ended March 31, 2005 to A$162,000 for the nine months ended March 31, 2006. The cost for the nine months ended March 31, 2006 represents the salary and benefits of the Vice President, Exploration and maintenance costs. No field exploration has been undertaken during the 2005 field season due to the high level of field exploration in the 2004 field season and limited funding.

v. a decrease in stock based compensation from A$251,000 for the nine months ended March 31, 2005 to A$168,000 for the nine months ended March 31, 2006. Following shareholder approval on January 27, 2005 the Company issued 1,400,000 options pursuant to the 2004 Stock Option Plan. Of the total 1,400,000 options issued, 350,000 vested immediately following shareholder approval, 50,000 vested on March 31, 2005, 333,331 vested on July 27, 2005, 333,334 vested on January 27, 2006 and the balance of 333,335 will vest on July 27, 2006. If the additional 500,000 options are granted, 250,000 will vest immediately and 250,000 on December 31, 2006. The exercise price of US$1.00 was derived from the issue price of common stock from the Company's placement of shares on March 31, 2004 and was considered by the Company's Directors to be the fair value of the common stock.

     The Company has calculated the fair value of the 1,400,000 options issued in January 2005 using the Black Scholes valuation method using a share price of US$1.00, strike price of US$1.00, maturity period of 5 years 7 1/2 months, risk free interest rate of 5.15% and volatility of 20%. This equates to a value of US31.85 cents per option or a total of A$575,100. Of this amount, A$168,000 has been amortized and charged to operations for the nine month period to March 31, 2006.

         As a result of the foregoing, the loss from operations decreased from A$2,180,000 for the nine months ended March 31, 2005 to A$968,000 for the nine months ended March 31, 2006.

         The net loss was A$1,004,000 for the nine months ended March 31, 2006 compared to a net loss of A$2,175,000 for the nine months ended March 31, 2005.

Year ended June 30, 2005 versus Year ended June 30, 2004

         Total costs and expenses have increased from A$1,722,000 for the year ended June 30, 2004 to A$2,597,000 (US$1,979,000) for the year ended June 30, 2005. The increase was a net result of:

i) An increase in exploration expenditure written off from A$951,000 in fiscal 2004 to A$1,277,000 (US$973,000) in fiscal 2005. In fiscal 2005, we completed our summer season field program on the Committee Bay and Slave Properties. These properties are in Nunavet in an isolated area and exploration can only be undertaken between June and August each year due to ground conditions. Exploration is costly as we were required to hire and construct a temporary camp which also had to be transported by charter flight. All supplies and casual employees also needed to be transported to the temporary camp by charter flights and/or helicopter. The properties are located approximately 100 kilometers from the camp and employees are transported by helicopter daily from camp to the exploration site. In addition, our Vice President Exploration was employed for a full twelve months compared to three months in fiscal 2004. In fiscal 2004 (April
     2004), we appointed a Vice President Exploration in Canada and commenced the exploration program on the Committee Bay Properties. During the 2003 fiscal year, the Company entered into a mineral exploration arrangement in Tibet in China. This arrangement was subsequently cancelled however the Company incurred exploration expenditure totalling A$109,000 in the form of salaries, consulting fees, travel and accommodation and legal expenses. There was no comparable transaction in the 2004 fiscal year.

ii)  A decrease in interest  expense  from  A$122,000 in fiscal 2004 to A$44,000
     (US$34,000) in fiscal 2005. During fiscal 2005, we borrowed A$644,633 (US$491,210) from Wilzed, a company which our President and CEO is a Director and shareholder. Wilzed charged us A$31,235 (US$23,801) in interest. Wilzed charged interest at a rate between 9.10% and 9.35% during fiscal 2005. AXIS provides management and geological services to us pursuant to a Service Deed dated November 25, 1988. AXIS charged interest a rate between 10.60% and 10.85% for fiscal 2005. In March 2004, we repaid all in debt owing to Chevas Pty Ltd and AXIS. During the 2004 year, an interest rate of 8.60% was charged on outstanding amounts by Chevas. Chevas is a company associated with Mr. J.I. Gutnick, our President, which provided funding for the Company's operations during the year. AXIS charged interest at a rate between 10.10% and 10.60% for fiscal 2004.

iii) An increase in legal, accounting and professional costs from A$112,000 in fiscal 2004 to A$189,000 (US$144,000) in fiscal 2005. During fiscal 2005, we incurred legal expenses of A$58,874 (US$44,862) in relation to the proposed listing on Toronto Venture Exchange and A$40,763 (US$31,061) in relation to financing documents and general legal work; audit related fees of A$56,369 (US$42,953) being A$52,061 (US$39,670) for the professional services in relation to the financial statements in the quarterly Form 10-QSB's and annual Form 10-KSB and $4,308 (US$3,282) for professional services in relation to the listing application on Toronto Venture Exchange; and A$32,826 (US$23,668) in costs from our stock transfer agent for management of the share register. During fiscal 2004, we incurred legal expenses of A$31,500 which relates to the preparation of documentation for a dual listing on Toronto Venture Exchange; A$23,000 being legal costs involved in the preparation of a registration statement for the purpose of registering shares of common stock and warrants issued to RAB in the placement that occurred in April 2004; and general legal expenses to do with the normal activities of the Company. We also changed independent accountants during the fiscal 2003 year and as a result, incurred additional costs of A$5,000 during fiscal 2004.

iv) An increase in administrative costs from A$537,000 in fiscal 2004 to A$716,000 (US$546,000) in fiscal 2005. During fiscal 2005, the management fee charged by AXIS to us was A$120,000 (US$91,440); AXIS charged us A$224,065 (US$170,737) for Director's fees and salaries incurred on behalf of the Company which relates to fees paid to independent Directors and the cost of the President and Chief Executive Officer, Director, Secretary and Chief Financial Officer and other staff of AXIS who provided services to the Company. One independent Director charged the Company directly amounting to A$20,000 (US$15,240). The Company paid A$68,000 in insurance premiums and there was no comparable amount in fiscal 2004 as the insurance policies were only taken out when the operations in Canada commenced at the end of fiscal 2004. In November 2004, we appointed a Chief Operating Officer and we paid his salary totalling A$82,823 (US$63,111). Prior to that date, the current Chief Operating Officer had provided consulting services and we had paid him A$51,132 (US$38,962). In addition, we have paid A$35,732 (US$27,228) to Cannacord who have agreed to sponsor our listing on Toronto Venture Exchange. During fiscal 2004, the management fee charged by AXIS to the Company was A$100,000. In fiscal 2004, AXIS charged the Company A$205,000 for Director's fees and salaries incurred on behalf of the Company which related to fees paid to independent Directors and the cost of the President and Chief Executive Officer, Director, Secretary and Chief Financial Officer and other staff of AXIS who provided services to the Company. One Independent Director charged the Company directly from January 1, 2004 and this amounted to A$11,000. The Company incurred A$56,000 in travel and accommodation costs in relation to travel by Directors and officers on capital raising trips and trips in relation to the proposed dual listing of the Company's securities on the Toronto Venture Exchange; A$131,000 for consultants, a majority of which related to the costs of the Vice President Investor Relations and Business Development, who was a consultant during the year; and A$19,000 for lodgement costs of filings with the SEC.

v) an increase in stock based compensation from A$nil for fiscal 2004 to A$377,000 (US$287,000) for fiscal 2005. Following shareholder approval on January 27, 2005 the Company issued 1,400,000 options (and up to a further 500,000 options) at an exercise price of US$1.00 per option pursuant to the 2004 Stock Option Plan. Of the total 1,400,000 options issued, 350,000 vested immediately following shareholder approval, 50,000 vested on March 31, 2005, 333,331 vested on July 27, 2006, 333,334 vested on January 27,
     2006 and the balance will vest on July 27, 2006. If the additional 500,000 options are granted, they will vest 250,000 on October 31, 2005 and 250,000 on December 31, 2006. The exercise price of US$1.00 was derived from the issue price of common stock from the Company's placement of shares on March 31, 2004 and is considered by the Company's Directors to be the fair value of the common stock.

     The Company has accounted for all options issued in 2005 based upon their fair market value using the Black Scholes pricing model. There were no options issued by the Company prior to 2005.

     The Company has calculated the fair value of the options using the Black Scholes valuation method using a share price of US$1.00, strike price of US$1.00, maturity period of 5 years 7 1/2 months, risk free interest rate of 5.15% and volatility of 20%. This equates to a value of US31.85 cents per option. The total value of the options equates to A$575,100 (US$438,200) and has been reflected as Deferred Compensation Expense within the Shareholders Equity Statement. The gross fair value is amortized into operations over the vesting period. For fiscal 2005, the amortization amounted to $377,210.

         Accordingly, the loss from operations increased from A$1,723,000 for the year ended June 30, 2004 to A$2,603,000 (US$1,984,000) for the year ended June 30, 2005.

         The net loss amounted to A$2,600,000 (US$1,982,000) for the year ended June 30, 2005 compared to a net loss of A$1,723,000 for the year ended June 30, 2004. The net loss per common equivalent share in 2005 was A$0.16 cents (US$0.12) compared with a net loss with a common equivalent share of A$0.18 cents in the prior year.

Liquidity and Capital Resources

         We have A$2,131,000 in cash at June 19, 2006.

         For the nine months ended March 31, 2006, net cash used in operating activities was A$622,000 primarily consisting of the net loss of A$1,004,000 partially offset by increases in accounts payable and accrued expenses of A$52,000; a decrease in receivables of A$41,000; stock based compensation of A$168,000; and accrued interest added to principal of A$76,000.

         As of March 31, 2006 the Company had short-term obligations of A$700,000 comprising accounts payable and accrued expenses.

         During the nine months to March 31, 2006, Wilzed, a company associated with our President and Chief Executive Officer provided A$643,000 in loan funds to allow us to meet our financial obligations. Effective as of May 8, 2006, we agreed to issue 10 million shares of Common Stock and options to purchase 20 million shares of Common Stock at an exercise price of U.S. $0.1542 per share and an expiration date of April 30, 2011, in repayment of A$2.0 million (US$1,542,000) in loans to the Company from Wilzed.

         During fiscal 2004 and 2005, we undertook a field exploration program on our Slave and Committee Bay Properties. Our Slave Properties are held by Tahera and we have the right to conduct gold and base metal exploration on these properties. Tahera has the legal obligation to meet the minimum required expenditure to retain the properties. To date, this has been met.

         In respect to our Committee Bay Properties, we spent more than the minimum required expenditure. As a result, we do not have a legal obligation to undertake further exploration on our properties during their life. However we will be required to expend substantial amounts in order to determine whether there are commercial mineral deposits on our exploration properties.

         We plan to conduct exploration on the Slave Properties during 2006. At this stage, we have not prepared a budget for the 2006 exploration program. However, we believe the budget will be approximately A$1,000,000. Our budget for general and administration for fiscal 2006 is A$0.8 million. On June 14, 2006, we closed an equity raising of A$2.0 million (US$1.542 million) and this will provide cash for our exploration program, general and administration expenses and working capital.

         We will require further funding in the future to continue our exploration program after this season, and for the general and administration expenses. The amount of future funding will be dependant on the future exploration program which cannot be determined until we see the results from this season's. There can be no assurance that such a capital raising will be successful, or that even if an offer of financing is received by the Company, it is on terms acceptable to the Company.

         We have been preparing a listing application for the dual listing of our shares of common stock on Toronto Venture Exchange. The listing application was lodged with TSX in June 2004 and we are currently in the process of responding to questions raised by TSX. We believe that a dual listing of our shares of common stock will provide liquidity in our shares. There can be no assurance that the dual listing on TSX will eventuate or that such listing will create an increase in the volume of trading of our shares of common stock.

Recent Issuances of Securities

         On February 19, 2004 Edensor Nominees Pty Ltd advised us in writing that it wished to exercise the 6,000,000 options over common stock it held using the cashless exercise feature. Pursuant to this request, we issued 5,142,857 common stock to Edensor Nominees Pty Ltd on March 3, 2004.

         On March 17, 2004 Delkern Investments Ltd. advised us in writing that it wished to exercise the 2,000,000 options over common stock in the Company it held using the cashless exercise feature. Pursuant to this request, we issued 1,800,200 common stock to Delkern Investments Ltd.

         On March 31, 2004 we entered into a subscription agreement with RAB Special Situations LP ("RAB") pursuant to which RAB agreed to subscribe for 1,670,000 shares of common stock at a price of US$1.00, raising US$1.67 million. As part of the placement, 1,670,000 warrants were issued to RAB. These warrants expired unexercised. On March 31, 2004 we reached agreement with Kerisridge Pty Ltd ("Kerisridge") to convert all debt owed by us to Kerisridge, being US$1,753,984) into equity. We issued 1,753,984 units of common stock and 1,753,984 warrants over common stock, with a 2 year exercise period and an exercise price of US$1.30, in satisfaction of the conversion of debt into equity. These warrants expired unexercised.

         On May 8, 2006, we announced the issue of up to 10 million shares of common stock at an issue price of A$0.20 (US$0.1542) and 20 million options with an exercise price of A$0.20 (US$0.1542) and a latest exercise date of April 30, 2011 to Fast Knight Nominees as repayment of a debt of A$2 million (US$1,542,000) from Wilzed. Wilzed, a company associated with our President and Chief Executive Officer has provided loan funds over a period of time to enable us to conduct our exploration programs in Canada and to meet our working capital needs. The issue of the shares of common stock and options will repay this debt.

         On June 9, 2006, we entered into a subscription agreement with RAB pursuant to which the Company issued to RAB for an aggregate purchase price of US$1,542,000: (i)10,000,000 Special Warrants, each of which is exercisable at any time to acquire, without additional consideration, one share of common stock, and (ii) Warrants for the purchase of 20,000,000 shares of common stock, at an exercise price of US$0.1542 to be exercisable until April 30, 2011.

         The issuances of shares and warrants described above were exempt from the registration requirements of the Securities Act of 1953, as amended, pursuant to Section 4(2) thereof.

Impact of Australian Tax Law

         Australian resident corporations are subject to Australian income tax on their non-exempt worldwide assessable income (which includes capital gains), less allowable deductions, at the rate of 30%. Foreign tax credits are allowed where tax has been paid on foreign source income, provided the tax credit does not exceed 30% of the foreign source income.

         Under the U.S./Australia tax treaty, a U.S. resident corporation such as us is subject to Australian income tax on net profits attributable to the carrying on of a business in Australia through a "permanent establishment" in Australia. A "permanent establishment" is a fixed place of business through which the business of an enterprise is carried on. The treaty limits the Australian tax on interest and royalties paid by an Australian business to a U.S. resident to 10% of the gross interest or royalty income unless it relates to a permanent establishment. Although we consider that we do not have a permanent establishment in Australia, it may be deemed to have such an establishment due to the location of its administrative offices in Melbourne. In addition we may receive interest or dividends from time to time.

Impact of Australian Governmental, Economic, Monetary or Fiscal Policies

         Although Australian taxpayers are subject to substantial regulation, we believe that our operations are not materially impacted by such regulations nor is it subject to any broader regulations or governmental policies than most Australian taxpayers.

Impact of Recent Accounting Pronouncements

         For a discussion of the impact of recent accounting pronouncements on the Company's financial statements, see Note 2 to the Company's 2005 Consolidated Financial Statements which are included herein.

Quantitative and Qualitative Disclosures about Market Risk

         Golden River Resources is exposed to interest rate risk primarily through its loan facilities. The Company utilizes these borrowings to meet its working capital needs.

         At March 31, 2006, the Company had outstanding borrowings of approximately $1,691,000 under its Loan Facilities. In the event that interest rates associated with these facilities were to increase 100 basis points, the impact on future cash flows would be a decrease of approximately $16,910 annually.

Off-Balance Sheet Arrangements

            We do not have any off-balance sheet arrangements.


                             DESCRIPTION OF PROPERTY

         We occupy certain executive and office facilities in Melbourne, Victoria, Australia which are provided to us pursuant to a service agreement with AXIS Consultants. See "Certain Relationships and Related Transactions." The Company believes that its administrative space is adequate for its current needs. In addition, we have an office in North America at Suite 1801, 1 Younge Street, Toronto ON Canada.

         For information about our mineral claims, see "Description of Business and Appendix B."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange and a further company is listed on the over-the-counter market in the USA. Each of the companies have some common Directors, officers and shareholders. In addition, each of the companies owns equity in and is substantially dependent upon AXIS for its senior management and certain mining and exploration staff. The Company owns 9.09% of the outstanding shares of AXIS. A number of arrangements and transactions have been entered into from time to time between such companies. It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

         AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

         We are required to reimburse AXIS for any direct costs incurred by AXIS for the Company. In addition, we are required to pay a proportion of AXIS's overhead cost based on AXIS's management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. AXIS has not charged the 15% service fee to us. Amounts invoiced by AXIS are required to be paid by us. We are also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

         The Service Agreement may be terminated by AXIS or us upon 60 days prior notice. If the Service Agreement is terminated by AXIS, we would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that we could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us. Our inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

         In accordance with the Service Agreement AXIS provides the Company with the services of our Chief Executive Officer, Chief Financial Officer and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%. The Company paid AXIS A$487,535 (being A$383,535 in respect to the current year and A$104,000 being the amount owing at June 30,
2004) in respect of the Service Agreement for the fiscal year ended June 30, 2005 and A$759,410 (being A$335,987 in respect to the current year and A$486,000 in respect to prior years) in respect of the Service Agreement for the fiscal year ended June 30, 2004. During 2005, AXIS loaned the Company A$249,500. At June 30, 2004 and 2005, the Company owed AXIS A$104,000 and A$296,764 respectively for services provided in accordance with the Service Agreement. During fiscal 2004 and 2005, AXIS Consultants charged interest of A$42,742 and A$13,879 respectively on outstanding balances. AXIS charged interest at rates between 10.10% and 10.60% for fiscal 2004 and 10.60% and 10.85% for fiscal 2005.

         During the nine months ending March 31, 2006 and 2005 AXIS advanced us A$94,250 and A$243,000 respectively including services provided in accordance with the service agreement of A$286,141 and A$313,697 respectively and we reimbursed AXIS A$562,569 and A$478,513 respectively for outstanding amounts including carried forward outstanding amounts. During the nine months ending March 31, 2006 and 2005 AXIS charged interest of A$19,918 and A$7,665, respectively, on outstanding balances. The interest rate charged by AXIS for the nine months ended March 31, 2006 was 9.35% compared to between 10.60% and 10.85% for the nine months ended March 31, 2005. At March 31, 2006 the Company owed AXIS A$134,504.

         Chevas, a company associated with our President, Joseph Gutnick, has provided loan funds to enable us to meet our liabilities and has paid certain expenses on our behalf. At June 30 2003, we owed Chevas A$1,239,315. During the 2004 fiscal year, Chevas loaned a further A$187,122 and charged A$82,776 in interest to us on the loan account. During fiscal 2004, we repaid the loan in full. Chevas charged interest to us on outstanding balances of the loan account at the ANZ Banking Group Limited reference rate for overdrafts over A$100,000 plus 1%. In accordance with this formula, the actual interest rate charged during the 2004 fiscal year was 8.60% to 9.10%.

         Edensor Gold Pty Ltd, a company associated with our President, Joseph Gutnick, provided loan funds during fiscal 2004 to enable us to meet our liabilities. During the 2004 fiscal year, Edensor Gold loaned A$69,000 and charged A$670 in interest to us on the loan account. During fiscal 2004, we repaid the loan in full. Edensor Gold charged interest to us on outstanding balances of the loan account at the ANZ Banking Group Limited reference rate for overdrafts over A$100,000 plus 1%. In accordance with this formula, the actual interest rate charged during the 2004 fiscal year was 8.85% to 9.10%.

         Wilzed Pty Ltd, a company associated with the President of the Company, Joseph Gutnick, has provided loan funds to enable the Company to meet its liabilities. During the 2005 fiscal year, Wilzed loaned A$644,633 and charged A$31,235 in interest. We repaid $396. At June 30, 2005, the Company owed Wilzed A$675,472. Wilzed charged interest during fiscal 2005 at rates between 9.10% and 9.35%.

         During the nine months ending March 31, 2006, Wilzed loaned the Company A$809,999 and charged interest of A$71,156. The interest rate charged by Wilzed for the nine months was 9.35%. At March 31, 2006, the Company owed Wilzed A$1,556,627.

         Effective as of May 8, 2006, we agreed to issue to Fast Knight Nominees 10 million shares of common stock and options to purchase 20 million shares of common stock at an exercise price of A$0.20 per share and an expiration date of April 30, 2011, in repayment of A$2 million in loans from Wilzed to the Company. Wilzed has agreed to accept the shares and options as satisfaction of the loan and has instructed us to issue the shares and options to Fast Knight Nominees, a company that is also associated with Mr. Gutnick.

         As described in the section headed "Canadian Exploration Properties" we entered into an agreement to explore for gold on properties owed by Tahera. Mr Gutnick, our President, was formerly Executive Chairman of Tahera and his family company, Edensor Nominees, who are our controlling stockholder, was formerly a shareholder of Tahera. During fiscal 2002, Tahera incurred certain exploration and administration costs in Canada on our behalf amounting to A$36,365 and this amount was owing to Tahera at June 30, 2002. During fiscal 2003, Tahera incurred further exploration and administration costs in Canada on our behalf amounting to A$65,314. During fiscal 2003, Mr. J.I. Gutnick and Chevas paid Tahera A$47,368 and A$53,350 respectively on our behalf. During fiscal 2002 and 2003, Tahera did not charge us interest on amounts outstanding. At June 30, 2003, we owed Tahera A$1,361 (US$900) and Mr. J.I. Gutnick A$47,368 (US$31,594). During fiscal 2004 we paid Mr J I Gutnick the amount in full and Tahera advised the Company in writing that there was no monies owing to it by the Company.

         Quantum Resources Limited incurred certain costs on our behalf amounting to A$43,941 (US$29,308) in respect to our activities in Tibet China (See Item 1 - Business - General) as a result of Quantum's contacts in China. This amount was outstanding at June 30, 2003. During fiscal 2004, we repaid the principal in full.

         Kerisridge Pty Ltd, a company associated with our President, Mr J I Gutnick, loaned us A$2,273,186 in March 2004 for the purpose of repaying our long term debt. On March 31, 2004, Kerisridge agreed to convert all of the debt we owed to it into common stock and warrants in us. We issued 1,753,984 shares of common stock and 1,753,984 warrants exercisable at US$1.30 and at any time up to March 31, 2006 in full repayment of the amount owing to Kerisridge.

Transactions with Management.

         We have a policy that we will not enter into any transaction with an Officer, Director or affiliate of Golden River Resources or any member of their families unless the transaction is approved by the Audit Committee and the Audit Committee determines that the terms of the transaction are no less favourable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to us at the time authorized.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded in the over-the-counter market and quoted on the OTC-Bulletin Board under the symbol "GORV". The trading for the common stock has been sporadic and the market for the common stock cannot be classified as an established trading market.

         The following table sets out the high and low bid information for the common stock as reported by the OTC Bulletin Board for each period/quarter indicated in US$:

           Calendar Period              High Bid(1)     Low Bid(1)
           ---------------                              ----------

           2003
           First Quarter                     3.50            1.01
           Second Quarter                    2.25            1.75
           Third Quarter                     2.50            1.50
           Fourth Quarter                    3.20            2.25

           2004
           First Quarter                     10.01           2.40
           Second Quarter                    9.50            9.50
           Third Quarter                     9.50            8.00
           Fourth Quarter                    8.00            1.50

           2005
           First Quarter                     2.50            1.01
           Second Quarter                    1.75            0.65
           Third Quarter                     1.25            1.00
           Fourth Quarter                    1.25            1.00

           2006
           First Quarter                     1.75            0.40
           Second Quarter                    0.50            0.16

(1) The quotations set out herein reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

         As of the date of this prospectus, there are 26,711,630 shares of common stock outstanding, held by 130 shareholders of record. We have 10,000,000 special warrants on issue that expire on June 9, 2016, each of which is exercisable at any time without the payment of further consideration and 40,000,000 warrants outstanding which expire on April 30, 2011, each of which is exercisable to purchase one share of common stock for a purchase price of A$0.20 (US$0.1542). We are registering 30,000,000 shares of our common stock that are issuable upon exercise of warrants in this prospectus which will be available for sale when this prospectus becomes effective. We have outstanding 25,041,630 shares of common stock, not covered by this prospectus, that could be sold by the respective holders of such shares at any time pursuant to Rule 144 under the Securities Act of 1933, subject to certain volume limitations in the case of 10,700,224 shares owned by officers, directors and affiliates (including 10,000,000 shares of common stock that have been held by the holders for less than one year and which cannot be freely re-sold by the holders as of the date of this prospectus but which may be freely re-sold at a future date). Other than the shares covered by this prospectus, we have not agreed to register any of our securities under the Securities Act for sale by stockholders.

         To date we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of our Chief Executive Officer for services rendered to us during the fiscal year ended June 30, 2005, 2004 and 2003 and any other executive officer who received more than US$100,000 per annum during this period.

Summary Compensation Table

                                                                                       Long Term Compensation
                                                  Annual Compensation                          Awards
                                       -----------------------------------------    ------------------------------
                                                                                                    Securities
                                                                    Other Annual     Restricted     Underlying
Name and Principal Position            Year          Salary         Compensation    Stock Awards      Options
                                       ----          ------         ------------    ------------    --------------
Joseph Gutnick, Chairman
of the Board and CEO                   2005         $91,667(1)(2)       $18,935(3)        --           500,000(4)
                                       2004         $76,000(1)(2)       $16,484(3)        --                    --
                                       2003              $-(1)(2)       $28,553(3)        --                    --
Pini Althaus, Chief Operating
Officer                                2005         US$110,000(5)               --        --           250,000(6)
Craig Alford, Vice President
Exploration                            2005           CDN$120,000            3,722        --           150,000(7)
----------------------------------

1. The amounts listed were paid by us to AXIS, which provides the services of Mr. J I Gutnick and Mr. Lee as well as certain other officers and employees to the Company.
2. Excludes options granted to Edensor of which Mr. JI Gutnick is a Director and Shareholder (see Certain Relationships and Related Party Transactions)
3. Includes amounts paid by AXIS to an accumulation superannuation plan on behalf of Joseph Gutnick.
4. Includes 333,334 options that are vested and 166,667 options that will vest on July 27, 2006.
5. Mr. Althaus was a consultant for the period to October 2004 and at that time was appointed as an employee. The salary disclosed includes the consulting fees for the period July to October 2004 and the salary for the period November 2004 to June 2005. Mr. Althaus resigned as the Chief Operating Officer in April, 2006.
6. Includes 250,000 options that are vested. Mr Althaus resigned on April 4, 2006 and the options expired on July 4, 2006.
7.   Includes 150,000 options that are vested.

         We have a policy that we will not enter into any transaction with an officer, Director or affiliate of the Company or any member of their families unless the transaction is approved by the Audit Committee and the Audit Committee determines that the terms of the transaction are no less favourable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to the Company at the time authorised.

Option Grants in Last Fiscal Year

                        Number of Shares   Percent of Total                   Market
                        of Common Stock    Options Granted to                Price on
                           Underlying     Employees in Fiscal   Exercise      Date of        Expiration
        Name            Options Granted         Year             Price        Grant           Date
-----------------------------------------------------------------------------------------------------------

Joseph Gutnick              500,000              35.7%           US$1.00      US$1.01       10/15/2014
Pini Althaus*               250,000              17.9%           US$1.00      US$1.01       10/15/2014
Craig Alford                150,000              10.7%           US$1.00      US$1.01       10/15/2014

* Mr Althaus resigned on April 4, 2006 and the options expired on July 4, 2006.


Aggregated Option Exercises in Fiscal 2005 and Fiscal 2005 Year-End Option
Values

 The person listed in the following table did not exercise any options in 2005.

                      Number of Shares of Common       Value of Unexercised
                     Stock Underlying Unexercised          In-The-Money
                       Options at June 30, 2005      Options at June 30, 2005(1)
      Name           Exercisable    Unexercisable    Exercisable  Unexercisable
-----------------    ------------   -------------    -----------  -------------

Joseph Gutnick          166,667         333,333       US$208,334     US$416,666
Pini Althaus             250,000          --          US$312,500             --
Craig Alford             150,000          --          US$187,500             --

(1) Based on US$1.25 per share, the June 30, 2005 closing price reported on the OTC Bulletin Board.

2004 Stock Option Plan

         The 2004 Plan provides for the granting of options. The maximum number of shares available for awards is 10% of the issued and outstanding shares of common stock on issue at any time. If an option expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

         The 2004 Plan is administered by the Remuneration Committee of the Board comprised solely of directors who are not employees or consultants to Golden River Resources or any of its affiliated entities.

         Any employee, director, officer, consultant of or to Golden River Resources or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2004 Plan) is eligible to participate in the 2004 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of Golden River Resources or an affiliated entity. During any one year period, no participant is eligible to be granted options to purchase more than 5% shares of our issued and outstanding common stock or if they provide investor relations activities, or are a consultant to the Company, 2% of the issued and outstanding shares of common stock in any 12 month period.

         Options granted under the 2004 Plan are to purchase Golden River Resources common stock. The term of each option will be fixed by the Remuneration Committee, but no option will be exercisable more than 10 years after the date of grant. The option exercise price is fixed by the Remuneration Committee at the time the option is granted. The exercise price must be paid in cash. Options granted to participants vest and have a term of 10 years.

         No award is transferable, or assignable by the participant except upon his or her death.

         The Board may amend the 2004 Plan, except that no amendment may adversely affect the rights of a participant without the participant's consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with.

         Subject to earlier termination by the Board, the 2004 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2004 Plan is approved by stockholders.

Compensation Pursuant to Plans.

         The Company does not have any pension or profit sharing plans. The Company's Vice President Exploration and temporary staff employed in the exploration programme in Canada are subject to Canadian requirements for contributions to pension plans. At June 30, 2005, the Company has an obligation to pay A$13,570. Contributions to employee benefit or health plans during the year ended June 30, 2005 were A$7,196.

Compensation to Directors

         It is our policy to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings. Independent Directors are paid Directors fees of A$20,000 per annum.

Securities authorized for issuance under equity compensation plans

         The following table sets forth, as of June 30, 2005, information regarding options under our 2004 stock option plan, our only active plan. The 2004 stock option plan has been approved by our stockholders. Outstanding options under this plan that are forfeited or cancelled will be available for future grants. All of the options are for the purchase of our common stock.

                                                                                  Number of securities
                                                                                 remaining available for
                                                                                 future issuances under
                            Number of securities to      Weighted average       equity compensation plans
                            be issued upon exercise     Exercise price of         (excluding securities
                            of outstanding options     outstanding options       reflected in column (a)
Plan Category                         (a)                      (b)                         (c)
--------------------------  -----------------------    -------------------     ----------------------------

Equity compensation
plans approved by
security holders                 1,400,000(1)                US$1.00                   271,163(2)

Equity compensation
plans not approved
by security holders                   -                         -                          -
                            -----------------------    -------------------     ----------------------------

   Total                         1,400,000(1)                US$1.00                   271,163(2)
--------------------------  =======================                            ============================

         Mr Althaus resigned on April 4, 2006 and his 250,000 options expired on July 4, 2006.

         The maximum number of shares available for issuance under the 2004 stock option plan is equal to 10% of the issued and outstanding shares of common stock, at any time.

Principal Officers Contracts

Craig Alford

         In April 2004 the Company appointed Mr. Craig Alford as Vice President Exploration. Mr Alford's contract is for one year until March 31, 2005 and since that time has been operating on a month to month basis. Discussions are being held between the parties with a view to renewing the contract. The contract sets out a salary of CDN$120,000 per annum and the issue of 150,000 stock options pursuant to a Stock Option Plan. If the Company terminates the contract without cause the Company is required to pay Mr Alford a payment equivalent to two weeks salary.

Compensation Pursuant to Plans.

         The Company does not have any pension or profit sharing plans. The Company's Vice President Exploration and temporary staff employed in the exploration programme in Canada are subject to Canadian requirements for contributions to pension plans.


                              FINANCIAL STATEMENTS

         See the Consolidated Financial Statements beginning on page F-1, "Index to Consolidated Financial Statements"


        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

Not applicable.


                                  LEGAL MATTERS

         The validity of the common stock offered in this prospectus has been passed upon by Phillips Nizer LLP of New York, New York


                                     EXPERTS

         The financial statements of Golden River Resources for the year ended June 30, 2005 and 2004 have been audited by PKF, Certified Public Accountants, a Professional Corporation, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

INDEX TO FINANCIAL STATEMENTS


                                                                                                        Page
Consolidated Interim Financial Statements (unaudited)                                                   ----


Balance Sheet as of March 31, 2006                                                                      F-2
Statement of Operations for nine months ended March 31, 2006 and 2005 and cumulative
period from July 1, 2002 to March 31, 2006                                                              F-3
Statement of Changes in Stockholders' Equity (Deficit) from July 1, 2002 to March 31, 2006              F-4
Statement of Cash Flows for nine months ended March 31, 2006 and 2005 and cumulative
period from July 1, 2002 to March 31, 2006                                                              F-5
Notes to Financial Statements                                                                           F-6
                                                                                                     to F-9


Consolidated Annual Financial Statements

Report of Independent Registered Public Accountants                                                     F-11
Balance Sheet as of June 30, 2005                                                                       F-12
Statement of Operations for years ended June 30, 2005 and 2004 and cumulative period
from July 1, 2002 to June 30, 2005                                                                      F-13
Statement of Changes in Stockholders' Equity (Deficit) from July 1, 2002 to June 30, 2005               F-14
Statement of Cash Flows for years ended June 30, 2005 and 2004 and cumulative period
from July 1, 2002 to June 30, 2005                                                                      F-15
Notes to Consolidated Financial Statements                                                              F-16
                                                                                                     to F-24

INTERIM FINANCIAL STATEMENTS

Introduction to Interim Financial Statements.

     The interim financial statements included herein have been prepared by Golden River Resources Corporation ("Golden River Resources" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the financial statements and notes thereto included herein.

     In the opinion of management, all adjustments, consisting of normal recurring adjustments and consolidating entries, necessary to present fairly the financial position of the Company and subsidiaries as of March 31, 2006, the results of its operations for the nine month periods ended March 31, 2006 and March 31, 2005, and the changes in its cash flows for the nine month periods ended March 31, 2006 and March 31, 2005, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


     UNLESS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION PRESENTED IS IN
                              AUSTRALIAN DOLLARS.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                           Consolidated Balance Sheet
                                 March 31, 2006
                                   (Unaudited)

                                                       A$000's

ASSETS

Current Assets
Cash                                                             23
Receivables                                                      85
Prepayments and Deposits                                         78
                                                    -----------------

Total Current Assets                                            186
                                                    -----------------

Non Current Assets
Property and Equipment, net                                      12
                                                    -----------------

Total Non Current Assets                                         12
                                                    -----------------

Total Assets                                                    198
                                                    =================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


Current Liabilities
Accounts Payable and Accrued Expenses                           700
                                                    -----------------

Total Current Liabilities                                       700
                                                    -----------------

Non Current Liabilities
Long-term Advance - Affiliate                                 1,691
                                                    -----------------

Total Non Current Liabilities                                 1,691
                                                    -----------------

Total Liabilities                                             2,391
                                                    -----------------

Stockholders' Equity (Deficit):
Common Stock: $.0001 par value
50,000,000 shares authorized,
16,714,130 issued                                                 2
Less Treasury Stock at Cost, 2,500 shares                       (20)
Additional Paid-in-Capital                                   30,245
Other Comprehensive Loss                                        (10)
Retained Deficit during exploration stage                    (6,008)
Retained Deficit prior to exploration stage                 (26,402)
                                                    -----------------

Total Stockholders' Equity (Deficit)                         (2,193)
                                                    -----------------

Total Liabilities and Stockholders'
 Equity (Deficit)                                               198
                                                    =================

See Notes to Consolidated Financial Statements

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES

                         (An Exploration Stage Company)
                      Consolidated Statements of Operations
     Nine Months Ended March 31, 2006 and 2005 and for the cumulative period
      July 1, 2002 (inception of exploration activities) to March 31, 2006
                                   (Unaudited)


                                                      Nine           Nine            July 1,
                                                    Months   Months Ended               2002
                                                     Ended      March 31,                 to
                                                     March           2005     March 31, 2006
                                                  31, 2006        A$000's            A$000's
                                                   A$000's

   Revenues:                                            $-             $-                 $-
                                               ----------- -------------- ------------------

   Costs and Expenses:

   Stock Based Compensation                            168            251                545
   Exploration Expenditure                             162          1,233              2,588
   Interest Expense, net-related entity                 91             24                390
   Interest Expense, other                               8              -                  8
   Legal, Accounting and Professional                   78            117                441
   Administrative                                      461            555              2,002
                                               ----------- -------------- ------------------

                                                       968          2,180              5,974
                                               ----------- -------------- ------------------

   (Loss) from Operations                             (968)        (2,180)            (5,974)
   Foreign Currency Exchange Gain (Loss)               (36)             5                (34)
                                               ----------- -------------- ------------------

   (Loss) before Income Tax                         (1,004)        (2,175)            (6,008)

   Provision for Income Tax                              -              -                  -
                                               ----------- -------------- ------------------

   Net (Loss)                                       (1,004)        (2,175)            (6,008)
                                               ----------- -------------- ------------------

   Basic net (Loss) Per Common Equivalent           $(0.06)        $(0.13)            $(0.50)
   Shares
                                               ----------- -------------- ------------------

   Weighted Number of Common                        16,714         16,714             12,002
   Equivalent Shares Outstanding (000's)       ----------- -------------- ------------------



See Notes to Consolidated Financial Statements

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)
                                 March 31, 2006
                   and for the cumulative period July 1, 2002
             (inception of exploration activities) to March 31, 2006
                                   (Unaudited)


                                          SharesCommon TreasuryAdditional   Retained     RetainedDeferred  Other   Total
                                                  Stock Stock,    Paid-in   Earnings     Earnings Compen-Compre-
                                                 Amount      at   Capital   (Deficit)   (Deficit)  sationhensive
                                                           Cost          (during the   (prior to            Loss
                                                                          Exploration Exploration
                                                                               stage)      stage)
                                         -------------------------------------------------------------------------------
                                           000'sA$000's A$000's   A$000's     A$000's     A$000's A$000'sA$000's A$000's

Balance June 30, 2002                     6,347     $1    $(20)  $25,175           -    $(26,402)      -      - $(1,246)
Net loss                                      -      -       -         -       $(681)          -       -      -    (681)
                                         -------------------------------------------------------------------------------

Balance June 30, 2003                     6,347     $1    $(20)  $25,175       $(681)   $(26,402)      -      - $(1,927)

Issuance of 1,753,984 shares and warrants
 in lieu of debt repayment                1,754      -       -    $2,273           -           -       -      -  $2,273
Sale of 1,670,000 shares and warrants     1,670      -       -    $2,253           -           -       -      -  $2,253
Issuance of 6,943,057 shares on cashless
 exercise of options                      6,943     $1       -       $(1)          -           -       -      -       -
Net unrealized loss on foreign exchange       -      -       -         -           -           -       -    $(9)    $(9)
Net (loss)                                    -      -       -         -      (1,723)          -       -      - $(1,723)
                                         -------------------------------------------------------------------------------

Balance June 30, 2004                    16,714     $2    $(20)  $29,700     $(2,404)   $(26,402)      -    $(9)   $867

Issuance of 1,400,000 options under 2004
 stock option plan                            -      -       -      $575           -           -   $(575)     -       -

Amortization of 1,400,000 options under
 2004 stock option plan                       -      -       -         -           -           -    $377      -    $377

Net unrealized gain on foreign exchange       -      -       -         -           -           -       -     $6      $6

Net/(loss)                                    -      -       -         -      (2,600)          -       -      - $(2,600)
                                         -------------------------------------------------------------------------------
Balance June 30, 2005                    16,714     $2    $(20)  $30,275     $(5,004)   $(26,402)  $(198)   $(3)$(1,350)

To eliminate deferred compensation
 against Additional Paid-In Capital           -      -       -     $(198)          -           -    $198      -       -

Amortization of 1,400,000 options under
 2004 stock option plan                       -      -       -      $168           -           -       -      -    $168

Net unrealized gain on foreign exchange       -      -       -         -           -           -       -    $(7)    $(7)

Net/(loss)                                    -      -       -         -     $(1,004)          -       -      - $(1,004)
                                         -------------------------------------------------------------------------------
Balance March 31, 2006                   16,714     $2    $(20)  $30,245     $(6,008)   $(26,402)     $0   $(10)$(2,193)
                                         -------------------------------------------------------------------------------


See Notes to Consolidated Financial Statements

                                          GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                                                    (An Exploration Stage Company)
                                                 Consolidated Statements of Cash Flows
                                Nine Months Ended March 31, 2006 and 2005 and for the cumulative period
                                 July 1, 2002 (inception of exploration activities) to March 31, 2006
                                                              (Unaudited)

                                                                                                             July 1, 2002
                                                                                                             to March 31,
                                                                              2006               2005                2006
                                                                            A$000's            A$000's            A$000's

CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss)                                                                  (1,004)            (2,175)            (6,008)

Adjustments to reconcile net (loss) to net cash used
in Operating Activities
Foreign Currency Exchange Loss/(Gain)                                           36                (5)                 33
Depreciation of Plant and Equipment                                              5                  7                 15
Stock based compensation                                                       168                251                545
Accrued interest added to principal                                             76                 24                260
Net Change in:
Receivables                                                                     41               (45)                (85)
Staking Deposit                                                                  -                  -                 23
Prepayments and Deposits                                                         4                148                (78)
Accounts Payable and Accrued Expenses                                           52                (5)                208
Short Term Advance - Affiliates                                                  -                  -                (36)
                                                                    ---------------- ------------------ ------------------

Net Cash  (Used) in Operating Activities                                      (622)            (1,800)            (5,123)
                                                                    ---------------- ------------------ ------------------
CASH FLOW FROM INVESTING ACTIVITIES
                                                                                  -                (6)               (27)
Purchase of Plant and Equipment
                                                                    ---------------- ------------------ ------------------
Net Cash (Used) in Investing Activities                                           -                (6)               (27)
                                                                    ---------------- ------------------ ------------------

CASH FLOW PROVIDED BY FINANCING ACTIVITIES

Net Borrowings from Affiliates                                                  643                689               646
Sale of Shares of Common Stock                                                    -                  -             2,253
Proceeds from Loan Payable                                                        -                  -             2,273
                                                                    ---------------- ------------------ ------------------
Net Cash Provided by Financing Activities                                       643                689             5,172
                                                                    ---------------- ------------------ ------------------
Net Increase (decrease) in Cash                                                  21            (1,117)                22

Cash at Beginning of Period                                                       2              1,118                 1
                                                                    ---------------- ------------------ ------------------
Cash at End of Period                                                            23                  1                23
                                                                    ---------------- ------------------ ------------------
Supplemental Disclosures
Interest Paid                                                                    15                  -               270

NON CASH FINANCING ACTIVITY
Debt repaid through issuance of shares                                            -                  -             2,273
Stock Options recorded as Deferred Compensation                                   -                575               575


See Notes to Consolidated Financial Statements

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
                                 March 31, 2006

(1)  Organisation

     Golden River Resources Corporation ("Golden River Resources"), formerly Bay Resources Ltd, is incorporated in the State of Delaware. The principal shareholder of Golden River Resources is Edensor Nominees Proprietary Limited ("Edensor"), an Australian corporation. Edensor owned 32.3% of Golden River Resources as of March 31, 2006. During fiscal 1998, Golden River Resources incorporated a further subsidiary, Baynex.com Pty Ltd (formerly Bayou Australia Pty Ltd), under the laws of Australia. Baynex.com Pty Ltd has not traded since incorporation. On August 21, 2000, Golden River Resources incorporated a new wholly owned subsidiary, Bay Resources (Asia) Pty Ltd (formerly Bayou International Pty Ltd), a corporation incorporated under the laws of Australia. In June 2002, the Company incorporated a new wholly owned subsidiary, Golden Bull Resources Corporation (formerly 4075251 Canada Inc), a corporation incorporated under the laws of Canada. Golden Bull Resources Corporation is undertaking exploration activities for gold in Canada. On March 8, 2006, shareholders approved the change of the Company's name to Golden River Resources.

(2)  Affiliate Transactions

     Golden River Resources advances to and receives advances from various affiliates. All advances between consolidated affiliates are eliminated on consolidation.

     During the nine months ending March 31, 2006 and 2005 AXIS Consultants Pty Ltd ("AXIS") an affiliated management company advanced Golden River Resources A$94,250 and A$243,000 respectively including services provided in accordance with the service agreement of A$286,141 and A$313,697 respectively and reimbursed AXIS A$562,569 and A$478,513 respectively for outstanding amounts including carried forward outstanding amounts. During the nine months ending March 31, 2006 and 2005 AXIS charged interest of A$19,918 and A$7,665, respectively, on outstanding balances. The interest rate charged by AXIS for the nine months ended March 31, 2006 was 9.35% compared to between 10.60% and 10.85% for the nine months ended March 31, 2005. At March 31, 2006 the Company owed AXIS A$134,504. These entities are affiliated through common management and ownership.

     Wilzed Pty Ltd, a company associated with the President of the Company, Joseph Gutnick, provided loan funds to enable the Company to meet its liabilities and has paid certain expenses on behalf of the Company. During the nine months ending March 31, 2006, Wilzed loaned the Company A$809,999 and charged interest of A$71,156. The interest rate charged by Wilzed for the nine months was 9.35%. At March 31, 2006, the Company owed Wilzed A$1,556,627.

     Interest expense incurred on loans and advances due to affiliated entities approximated A$91,075 and A$23,752 in the nine months ended March 31, 2006 and 2005, respectively.


                                                                                          A$000's
                                                                                             2006
(3)  Long-Term Advance - Affiliate

 Loan from AXIS, a corporation affiliated with the President of Golden River                  134
 Resources. Interest accrued at 9.35% being the ANZ Banking Group Limited rate for overdrafts over $100,000.

 Loan from Wilzed Pty Ltd, a corporation affiliated with the President of
 Golden River Resources. Interest accrued at 9.35% per annum.                               1,557
                                                                               --------------------
                                                                                            1,691
                                                                               ====================

Refer footnote 8.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
                                 March 31, 2006

(4)  Going Concern

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of Golden River Resources as a going concern. Golden River Resources is in the exploration stage, has sustained recurring losses and has a net working capital deficiency which raises substantial doubts as to its ability to continue as a going concern. However, Golden River Resources anticipates that it will be able to defer repayment of obligations until it has sufficient liquidity to enable these loans to be repaid or other arrangements to be put in place. In addition Golden River Resources has historically relied on loans and advances from corporations affiliated with the President of Golden River Resources. Based on discussions with these affiliate companies, Golden River Resources believes this source of funding will continue to be available. Other than the arrangements noted above, Golden River Resources has not confirmed any other arrangement for ongoing funding. As a result Golden River Resources may be required to raise funds by additional debt or equity offerings in order to meet its cash flow requirements during the forthcoming year.

     The accumulated deficit of the Company from inception through March 31, 2006 amounted to A$32,410,000 of which A$6,008,000 has been accumulated from July 2002, the date the Company entered the Exploration Stage, through March 31, 2006.

(5)  Income Taxes

     Golden River Resources should have carry forward losses of approximately US$19.4 million as of June 30, 2005 which will expire in the various years through 2024. Golden River Resources will need to file tax returns for those years having losses on which returns have not been filed to establish the tax benefits of the net operating loss carry forwards. Due to the uncertainty of the availability and future utilization of those operating loss carry forwards, management has provided a full valuation against the related tax benefit.

(6)  Employment Contract

     In October 2004, the Company entered into an employment agreement with a new Chief Operating Officer. The agreement expires on December 31, 2006 and provides for an annual salary of US$110,000. As part of this employment contract, the Company granted options to purchase 750,000 shares of the Company common stock at US$1.00 per share (see Note 7). The 750,000 options vest as follows: 250,000 immediately, 250,000 on September 1, 2005 and 250,000 on December 31, 2006. The issue of the second 250,000 and third 250,000 options are subject to availability of options in the Stock Option Plan.

(7)  Issue of Options under Stock Option Plan

     In October 2004, the Board of Directors and Remuneration Committee of the Company adopted a Stock Option Plan and agreed to issue 1,400,000 options and up to a further 500,000 options to acquire shares of common stock in the Company, at an exercise price of US$1.00 per option, subject to shareholder approval which was subsequently received on January 27, 2005. Of the total 1,400,000 options issued, 350,000 vested immediately following shareholder approval, 50,000 vested on March 31, 2005, 333,331 vested on July 27, 2005, 333,334 vested on January 27, 2006 and the balance of 333,335 will vest on July 27, 2006. If the additional 500,000 options are granted, 250,000 will vest immediately and 250,000 on December 31, 2006. The exercise price of US$1.00 was derived from the issue price of common stock from the placement of shares on March 31, 2004 and is considered by the Company's Directors to be the fair value of the common stock. The options expire on October 15, 2014.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
                                 March 31, 2006

(7)  Issue of Options under Stock Option Plan (Cont'd)

     The Company has accounted for all options issued in 2006 based upon their fair market value using the Black Scholes pricing model. There were no options issued by the Company in 2005.

     The Company has calculated the fair value of the options issued in January 2006 using the Black Scholes valuation method using a share price of US$1.00, strike price of US$1.00, maturity period of 5 years 7 1/2 months, risk free interest rate of 5.15% and volatility of 20%. This equates to a value of US31.85 cents per option. The total value of the options equates to A$575,100 (US$445,900) and is being amortized over the vesting period. For the three and nine months ended March 31, 2006, the amortization amounted to A$32,699 and A$168,297 respectively.

     On January 1, 2006, the Company adopted revised SFAS No.123, Share-Based payment, which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of that company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. Because the Company had previously adopted the fair value recognition provisions of SFAS No. 123, the revised standard did not have a material impact on its financial statements.

     Consistent with the provisions of APB No.25, the Company recorded the fair value of stock option grants in stockholders equity and an offsetting deferred compensation amount within stockholders equity for the unearned stock compensation cost. Under SFAS No.123R an equity instrument is not considered to be issued until the instrument vests. Accordingly, as provided in SFAS No.123R, the Company has reversed the unamortized restricted stock compensation included in stockholders equity for the unvested portions of stock option grants awarded prior to the effective date of SFAS No.123R.

     During the nine months ended March 31, 2006,  50,000 options lapsed when Mr
P. Ehrlich resigned as a Director.

     A summary of the options outstanding and exercisable at March 31, 2006 are as follows:

                                      Outstanding              Exercisable
Number of options                       1,350,000                  716,666
Exercise price                            US$1.00                  US$1.00
Expiration date                  October 15, 2014         October 15, 2014

(8)  Events Subsequent to Balance Date

     Effective as of May 8, 2006, the Company agreed to issue to Fast Knight Nominees Pty Ltd (FKN), 10 million shares of common stock and options to purchase 20 million shares of common stock at an exercise price of A$0.20 per share and an expiration date of April 30, 2011, in repayment of A$2 million in loans from Wilzed Pty Ltd to the Company. Wilzed is a company that is associated with the President of the Company, Mr. J. I. Gutnick. Wilzed has agreed to accept the Shares and Options as satisfaction of the loan and has instructed the Company to issue the Shares and Options to FKN, a company that is also associated with Mr. Gutnick.

     On June 9, 2006, we entered into a Subscription Agreement with RAB Special Situations (Master) Fund Limited ("RAB") pursuant to which we issued to RAB in a private placement transaction (the "Private Placement") for an aggregate purchase price of A$2,000,000 (US$1,542,000); (i)10,000,000 special warrants
(the "Special Warrants"), each of which is exercisable at any time to acquire, without additional consideration, one share of common stock, and (ii) warrants (the "Warrants") for the purchase of 20,000,000 shares of common stock, at an exercise price of A$0.20 (US$0.1542) to be exercisable until April 30, 2011. The Warrants contain a cashless exercise provision whereby the holder, at its option, may exercise the Warrants by surrender and cancellation of a portion of the shares of our common stock issuable upon the exercise of the Warrants based on the then current market price of our common stock. If the holders of the Warrants elected to exercise the Warrants pursuant to this provision, we would not receive any proceeds from the exercise of the Warrants.

     We plan to conduct exploration on the Slave Properties during 2006. At this stage, we have not prepared a budget for the 2006 exploration program. However, we believe the budget will be approximately A$1,000,000. Our budget for general and administration for fiscal 2006 is A$0.8 million. On June 14, 2006, we closed an equity raising of A$2.0 million (US$1.542 million) and this will provide cash for our exploration program, general and administration expenses and working capital.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                          (formerly Bay Resources Ltd)
                         (An Exploration Stage Company)


                        Consolidated Financial Statements

                             June 30, 2005 and 2004

         (with Report of Independent Registered Public Accounting Firm)

Report of Independent Registered Public Accounting Firm



To the Board of Directors and Stockholders of Golden River Resources Corporation (formerly Bay Resources Ltd)

     We have audited the accompanying consolidated balance sheet of Golden River Resources Corporation and Subsidiaries (An Exploration Stage Company) as of June 30, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended June 30, 2005 and 2004 and the cumulative period from July 1, 2002 (inception of exploration activities) through June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden River Resources Corporation and Subsidiaries at June 30, 2005, and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 and the cumulative period from July 1, 2002 (inception of exploration activities) through June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in note 1, at June 30, 2005 the Company had not yet commenced revenue producing operations and had a retained deficit of A$31,406,000 (US$23,931,000). These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans in regard to these matters are also discussed in note 1.


New York, NY                                      PKF
September 6, 2005                                 Certified Public Accountants
                                                  A Professional Corporation

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                           Consolidated Balance Sheet
                                  June 30, 2005

                                                            Convenience
                                                            Translation
                                                     A$000's   US$000's
                                                        2005       2005

ASSETS

Current Assets:
Cash                                                        2         2
Receivables                                               126        96
Prepayments and Deposits                                   82        62
                                                ---------------------------
Total Current Assets                                      210       160
                                                ---------------------------
Non Current Assets:
Property and Equipment, net                                17        13
                                                ---------------------------
Total Non Current Assets                                   17        13
                                                ---------------------------
Total Assets                                              227       173
                                                ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable and Accrued Expenses                     605       460
                                                ---------------------------
Total Current Liabilities                                 605       460
                                                ---------------------------

Non Current Liabilities
Long-Term Advance - Affiliate                             972       741
                                                ---------------------------
Total Non Current Liabilities                             972       741
                                                ---------------------------
Total Liabilities                                       1,577     1,201
                                                ---------------------------

Stockholders' Equity (Deficit):
Common stock: $.0001 par value
50,000,000 shares authorized,
16,714,130 shares issued                                    2         2
Less Treasury Stock, at Cost, 2,500 shares                (20)      (15)
Additional Paid-in-Capital                             30,275    23,068
Deferred Compensation                                    (198)     (151)
Other Comprehensive loss                                   (3)       (2)
Retained Deficit during exploration stage              (5,004)   (3,813)
Retained Deficit prior to exploration                 (26,402)  (20,118)
                                                ---------------------------
Total Stockholders' Equity (deficit)                   (1,350)   (1,029)
                                                ---------------------------
Total Liabilities and Stockholders' Equity                227       172
                                                ===========================

See Notes to Financial Statements

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                      Consolidated Statements of Operations
                   For the years ended June 30, 2004 and 2005
                   and for the cumulative period July 1, 2002
             (inception of exploration activities) to June 30, 2005


                                                                                                Convenience    July 1, 2002
                                                                                                Translation     to June 30,
                                                               A$000's           A$000's           US$000's            2005
                                                                  2004              2005               2005         A$000's
                                                                 $-                  $-                 $-            $-
Revenues
                                                         -------------- ----------------- ------------------ ---------------
Cost and expenses

Stock Based Compensation                                            -               377                287             377
Exploration Expenditure                                           951             1,277                973           2,426
Interest Expense net - related entity                             122                44                 34             299
Legal, Accounting and Professional                                112               189                144             363
Administrative                                                    537               716                546           1,541
                                                         -------------- ----------------- ------------------ ---------------
                                                                1,722             2,603              1,984           5,007
                                                         -------------- ----------------- ------------------ ---------------

(Loss) from Operations                                         (1,722)           (2,603)            (1,984)         (5,007)
Foreign Currency Exchange Gain (Loss)                              (1)                3                  2              (3)
                                                         -------------- ----------------- ------------------ ---------------

(Loss) before Income Tax                                       (1,723)           (2,600)            (1,982)         (5,004)
                                                                    -                 -                  -               -
Provision for Income Tax
                                                         -------------- ----------------- ------------------ ---------------
Net (Loss)                                                    $(1,723)           (2,600)            (1,982)         (5,004)
                                                         ============== ================= ================== ===============
Basic net (Loss) per Common Equivalent Shares                   $(.18)            $(.16)             $(.12)          $(.38)
                                                         ============== ================= ================== ===============
Weighted Number of Common Equivalent
Shares Outstanding (000's)                                      9,385            16,714             16,714          12,932
                                                         ============== ================= ================== ===============
See Notes to Financial Statements

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)
                             June 30, 2004 and 2005
                   and for the cumulative period July 1, 2002
             (inception of exploration activities) to June 30, 2005


                                         Shares Common TreasuryAdditional Retained     Retained  Deferred Other  Total
                                                 Stock Stock,   Paid-in    Earnings    Earnings   Compen-Compr-
                                                Amount    at    Capital    (Deficit)  (Deficit)   sation hensive
                                                         Cost            (during the  (prior to           Loss
                                                                          Exploration Exploration
                                                                            stage)      stage)
                                         -------------------------------------------------------------------------------
                                          000's A$000's A$000's A$000's    A$000's     A$000's   A$000's A$000'sA$000's

Balance June 30, 2002                     6,347     $1    $(20)  $25,175           -    $(26,402)      -      - $(1,246)
Net loss                                      -      -       -         -        (681)          -       -      -    (681)
                                         -------------------------------------------------------------------------------

Balance June 30, 2003                     6,347     $1    $(20)  $25,175       $(681)   $(26,402)      -      - $(1,927)

Issuance of 1,753,984 shares and warrants
 in lieu of debt repayment                1,754      -       -     2,273           -           -       -      -   2,273
Sale of 1,670,000 shares and warrants     1,670      -       -     2,253           -           -       -      -   2,253
Issuance of 6,943,057 shares on cashless
 exercise of options                      6,943      1       -        (1)          -           -       -      -       -
Net unrealized loss on foreign exchange       -      -       -         -           -           -       -     (9)     (9)
Net (loss)                                    -      -       -         -     $(1,723)          -       -      -  (1,723)
                                         -------------------------------------------------------------------------------
Balance June 30, 2004                    16,714     $2    $(20)  $29,700     $(2,404)   $(26,402)      -     (9)   $867

Issuance of 1,400,000 options under 2004
 stock option plan                            -      -       -       575           -           -    (575)     -       -

Amortization of 1,400,000 options under
 2004 stock option plan                       -      -       -         -           -           -     377      -     377

Net unrealized gain on foreign exchange       -      -       -         -           -           -              6       6

Net/(loss)                                    -      -       -         -      (2,600)         -0)                (2,600)
                                         -------------------------------------------------------------------------------

Balance June 30, 2005                    16,714     $2    $(20)   30,275     $(5,004)    (26,402)   (198)    (3) (1,350)
                                         -------------------------------------------------------------------------------

See Notes to Financial Statements

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                      Consolidated Statements of Cash Flows
                   For the Years Ended June 30, 2004 and 2005
                   and for the cumulative period July 1, 2002
             (inception of exploration activities) to June 30, 2005


                                                                                                 Convenience     July 1, 2002
                                                                                                 Translation      to June 30,
                                                                  A$000's         A$000's           US$000's             2005
                                                                    2004            2005               2005          A$000's

CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)                                                       $(1,723)         $(2,600)          $(1,981)        $(5,004)
Adjustments to reconcile net (loss) to net cash (used) in
operating activities
Foreign Exchange                                                      (9)               6                 4              (3)
Depreciation of plant and equipment                                    1                9                 7              10
Stock based compensation                                               -              377               287             377
Accrued interest added to principal                                    1               50                38             184
Net Change In :
Receivables                                                          (84)             (39)              (30)           (126)
Staking Deposit                                                        -                -                 -              23
Prepayments and Deposits                                            (241)             159               121             (82)
Accounts Payable and Accrued Expenses                                338              110                84             156
Short-Term Advance - Affiliates                                      103             (104)              (79)            (36)
                                                            ---------------- ------------- ---------------- ----------------
Net Cash used in Operating Activities                             (1,614)          (2,032)           (1,549)         (4,501)
                                                            ---------------- ------------- ---------------- ----------------
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of Plant and Equipment                                      (21)              (6)               (4)            (27)
                                                            ---------------- ------------- ---------------- ----------------
Net Cash used in Investing Activities                                (21)              (6)               (4)            (27)
                                                            ---------------- ------------- ---------------- ----------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Net borrowing (repayments) from Affiliates                        (1,774)             922               703               3
Sale of Shares of Common Stock                                     2,253                -                 -           2,253
Proceeds from loan payable                                         2,273                -                 -           2,273
                                                            ---------------- ------------- ---------------- ----------------
Net Cash Provided by Financing Activities                          2,752              922               703           4,530
                                                            ---------------- ------------- ---------------- ----------------
Net Increase (Decrease) in Cash                                    1,117           (1,116)             (850)              1
Cash at Beginning of Year                                              1            1,118               852               1
                                                            ---------------- ------------- ---------------- ----------------
Cash at End of Year                                                1,118                2                 2               2
                                                            ================ ============= ================ ================

Supplemental Disclosures
Interest Paid                                                       $122                -                 -             255

NON CASH FINANCING ACTIVITY
Debt repaid through issuance of shares                            $2,273                -                 -           2,273
Stock Options recorded as Deferred Compensation
                                                                       -             $575              $438            $575

See Notes to Financial Statements

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)

                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

(1)    ORGANIZATION AND BUSINESS

     Golden River Resources Corporation ("Golden River Resources" or the "Company", formerly Bay Resources Ltd) is incorporated in the State of Delaware. The principal shareholder of Golden River Resources is Edensor Nominees Proprietary Limited ("Edensor"), an Australian corporation. Edensor owned 32.3% of Golden River Resources as of June 30, 2005. During fiscal 1998, Golden River Resources incorporated a subsidiary, Baynex.com Pty Ltd (formerly Bayou Australia Pty Ltd), under the laws of Australia. Baynex.com has not traded since incorporation. On August 21, 2000 the Company incorporated a new wholly owned subsidiary, Bay International Pty Ltd, (now known as Bay Resources (Asia) Pty
Ltd), a corporation incorporated under the laws of Australia. In June 2002, the Company incorporated a new wholly owned subsidiary, Golden Bull Resources Corporation ("Golden Bull") (formerly 4075251 Canada Inc), a corporation incorporated under the laws of Canada. Golden Bull is the vehicle that will be used by the Company to undertake exploration activities for gold in Canada.

     During the 2002 fiscal year, Golden River Resources expanded its gold exploration business by entering into an agreement to explore for gold on extensive property interests in northern Canada held by Tahera Corporation; and making application via a new 100% owned subsidiary, Golden Bull Resources Corporation, for properties in the highly prospective Committee Bay Greenstone Belt in Nunavut, Canada.

     Golden River Resources originally applied for 29 claims totaling 71,694 acres in the Committee Bay Greenstone Belt in central Nunavut, Canada. These claims were recorded on October 16, 2002. From the original area, Golden River Resources retained a total of 49,439.48 acres on 21 claims. To keep the claims in good standing, Golden River Resources needed to spend a total of CN$197,798 of assessment work was required to be completed by the anniversary date of October 16, 2004. A total of CDN$98,879 is required in each subsequent year up to 2012 (at which point a decision to bring the claims to lease must be made). Golden River Resources spent more than the minimum requirement and the excess spent can be used to offset the expenditure requirements in following years. As a result, Golden River Resources has already met its commitment until 2012.

     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of Golden River Resources as a going concern. However, Golden River Resources is an exploration stage company which has not yet commenced revenue producing operations and has sustained recurring losses since inception.

     In addition, Golden River Resources has historically relied on loans and advances from corporations affiliated with the President of Golden River Resources and fund raising through the sale of equity instruments. Based on discussions with these affiliate companies Golden River Resources believes this source of funding will continue to be available.

     The Company's ability to continue operations through fiscal 2006 is dependent upon future funding from affiliated entities, capital raisings, or its ability to commence revenue producing operations and positive cash flows.

     The Company raised A$2,253,000 in April 2004 through the issuance of shares under a Private Placement and has used their funding to commence exploration activity in Canada.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)

                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004


(2)    RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2002, the Financial Accounting Standards Board ("FASB") approved Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS No. 148 amends Statement of Financial Accounting standards No. 123, "Accounting for Stock-Based compensation" (SFAS No. 123) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 was effective for the Company fiscal year ended June 30, 2003.

     In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset is some circumstances). The requirements of SFAS No. 150 apply to issuer's classification and measurement of freestanding instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. The adoption of this new standard had no effect on the Company's financial position.

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 (SFAS 153), "Exchanges of Nonmonetary Assets." SFAS 153 amends the guidance in APB No. 29, "Accounting for Nonmonetary Assets." APB No.29 was based on the principle that exchanges of nonmonetary assets should be measured on the fair value of the assets exchanged. SFAS 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 151 is effective for financial statements issued for fiscal years beginning after June 15, 2005.

     The adoption of SFAS 153 is not expected to have a material effect on the Company's financial position or results of operations.

     In December 2004, the FASB revised Statement of Financial Accounting Standards No. 123 (SFAS 123(R)), "Accounting for Stock-Based Compensation." The SFAS 123(R) revision established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It does not change the accounting guidance for share-based payment transactions with parties other than employees. For public entities that do not file as small business issuers, the revisions to SFAS 123 are effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers, the revisions

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)

                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

(2)    RECENT ACCOUNTING PRONOUNCEMENTS (continued)

to SFAS 123(R) are effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

     For non-public entities, the revisions to SFAS 123 are effective as of the beginning of the first annual reporting period that begins after December 15, 2005. The adoption this statement will not have an effect on the Company's financial position or results of operations as the Company already applies the provisions of FASB No.123 and accounts for stock options under the fair value method

     In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN No. 47 clarifies the meaning of the term CONDITIONAL ASSET RETIREMENT OBLIGATION as used in SFAS 143, "Accounting for Asset Retirement Obligations" and clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. The adoption of this statement is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

     In May 2005, the FASB issued SFAS no. 154, "Accounting Changes and Error Corrections ("SFAS No. 154") which replaces APB Opinion No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements-An Amendment of ABP Opinion No. 28. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. Specially, this statement requires "retrospective application" of the direct effect for a voluntary change in accounting principle to prior periods' financial statements, if it is practical to do so. SFAS No. 154 also strictly defines the term "restatement" to mean the correction of an error revising previously issued financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal year 2007. Although we will continue to evaluate the application of SFAS No. 154, management does not currently believe adoption will have a material impact on our results of operations, financial position or cash flows.

(3)    ACCOUNTING POLICIES

     The following is a summary of the significant accounting policies followed in connection with the preparation of the consolidated financial statements.

     (a)  Consolidation

          The consolidated financial statements include the accounts of Golden River Resources and the 100% interest it holds in Baynex.com Pty Ltd, Bay Resources (Asia) Pty Ltd and Golden Bull Resources Corporation. All significant intercompany transactions and balances have been eliminated in consolidation.

     (b)  Foreign Currency Translation

          The majority of Golden River Resources' administrative operations are in Australia and as a result the reporting currency of its consolidated accounts are maintained in Australian dollars. The functional currency of the Company Canadian subsidiary is the Canadian dollar. The income and expenses of operations are translated into Australian dollars at the average exchange rate prevailing during the period. Assets and liabilities of the Canadian subsidiary are translated into Australian dollars at the period-end exchange rate. The resulting translation adjustments are accumulated in a separate component of Stockholders Equity. Foreign currency translation adjustments have not been material for all periods presented.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)

                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

(3)    ACCOUNTING POLICIES (continued)

     (c)  Financial Instruments

          The Company's cash, receivables, payables and short term borrowings represent financial instruments whose carrying amounts reasonably approximate their fair value.

     (d)  Comprehensive Income (Loss)

          The Company follows Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". SFAS 130 requires a company to report comprehensive income (loss) and its components in a full set of financial statements. Comprehensive income (loss) is the change in equity during a period from transactions and other events and circumstances from non-owner sources, such as unrealized gains (losses) on foreign currency translation adjustments. Changes in unrealized foreign currency translation gains or (losses) during fiscal 2005 and 2004 amounted to A$6,000 and (A$9,000), respectively. Accordingly, comprehensive loss for the years ended June 30, 2005 and 2004 amounted to A$2,594,000 and A$1,732,000, respectively.

     (e)  Property and Equipment

          Property and equipment is stated at cost. Depreciation is computed over a period covering the estimated useful life of the applicable property and equipment. Accumulated depreciation and depreciation expense as of and for the year ended June 30, 2005 amounted to A$2,654 (2004 A$1,052) and A$1,602 (2004 $1,052) respectively.

     (f)  Cash Equivalents

          Golden River Resources considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. For the periods presented there were no cash equivalents.

     (g)  Income Tax

          Income taxes are provided on financial statement income. For the periods presented there was no taxable income. There are no deferred income taxes resulting from temporary differences in reporting certain income and expense items for income tax and financial accounting purposes. Golden River Resources at this time is not aware of any net operating losses which are expected to be realised.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)

                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

(3)    ACCOUNTING POLICIES (continued)

     (h)  Loss per share

          Basic (loss) per share is computed based on the weighted average number of common shares outstanding during the period. Dilutive loss per share has not been presented as the effects of common stock equivalents are anti-dilutive.

     (i)  Exploration Expenditure

          Exploration expenditure consisting of prospecting and exploration costs are written off into operations as incurred.

     (j)  Accounting for Stock Options

          For the issuances of stock options, the Company follows the fair value provisions of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation". SFAS 123 requires the company to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognised over the period during which an employee is required to provide service in exchange for the award - usually the vesting period. In the case where there is no required service period, the fair value of the equity instruments is expensed immediately.

     (k)  Pension Plans

          The Company does not have any pension or profit sharing plans. The Company's Vice President Exploration and temporary staff employed in the exploration programme in Canada are subject to Canadian requirements for contributions to pension plans. At June 30, 2005, the Company has an obligation to pay A$13,570. Contributions to employee benefit or health plans during the year ended June 30, 2005 were A$7,196.

     (l)  Convenience Translation to US$

          The consolidated financial statements as of and for the year ended June 30, 2005 have been translated into United States dollars using the rate of exchange of the United States dollar at June 30, 2005 (A$1.00=US$0.7620). The translation was made solely for the convenience of readers in the United States.

     (m)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates required to be made by management include the fair value of options and other equity instruments issued.

     (n)  Comparative Figures

          Where  necessary,   comparative  figures  have  been  restated  to  be
          consistent with current year presentation.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)

                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

(4)    INVESTMENT SECURITIES

     The Company has several small historical cost based investments that it has provided a full valuation for diminution and carry's at a $nil value (2004 $nil).

                                                                                           A$000's
                                                                                              2005
(5)   LONG-TERM ADVANCE - AFFILIATE
      Loan  from  AXIS  Consultants,   a  corporation   affiliated  with  the                 297
      President  of Golden  River  Resources.  Interest  accrued at 10.60% to
      10.85% being the National  Australia Bank rate plus 1.5% for overdrafts over $100,000.

      Loan from Wilzed Pty Ltd, a corporation  affiliated  with the President                 675
      of Golden  River  Resources.  Interest  accrued at 9.10% to 9.35% being the rate.
                                                                               --------------------
                                                                                              972
                                                                               ====================

(6)      AFFILIATE TRANSACTIONS

     Golden River Resources advances to and receives advances from various affiliates. All advances between consolidated affiliates are eliminated on consolidation.

     Included in short term advances and accounts payable and accrued liabilities at June 30, 2004 was A$104,000 due to AXIS, an affiliated management company. This entity is affiliated through common management and ownership. The Company paid AXIS A$487,535 (being A$383,535 in respect to the current year and A$104,000 being the amount owing at June 30, 2004) in respect of the Service Agreement for the fiscal year ended June 30, 2005 and A$759,410 (being A$335,987 in respect to the current year and A$486,000 in respect to prior years) in respect of the Service Agreement for the fiscal year ended June 30, 2004 During 2005, AXIS loaned the Company A$249,500.At June 30, 2004 and 2005, the Company owed AXIS A$104,000 and A$296,764 respectively for services provided in accordance with the Service Agreement. During fiscal 2004 and 2005, AXIS Consultants charged interest of A$42,742 and A$13,879 respectively on outstanding balances. AXIS charged interest at rates between 10.10% and 10.60% for fiscal 2004 and 10.60% and 10.85% for fiscal 2005.

     Chevas Pty Ltd, a company associated with the President of the Company, Joseph Gutnick, has provided loan funds to enable the Company to meet its liabilities and has paid certain expenses on behalf of the Company. At June 30 2002, the Company owed Chevas A$783,743. During the 2003 fiscal year, Chevas loaned a further A$369,155 and charged A$86,417 in interest to the Company on the loan account. At June 30, 2003, the Company owed Chevas A$1,239,315. During the 2004 fiscal year, Chevas loaned a further A$187,122 and charged A$82,776 in interest to the Company on the loan account. During the 2004 fiscal year the Company repaid the loan in full amounting to A$1,509,214. Interest rates charged in fiscal 2004 ranged between 8.6% to 9.10%.

     Edensor Gold Pty Ltd, a company associated with the President of the Company, Joseph Gutnick, provided loan funds during fiscal 2004 to enable the Company to meet its liabilities. During the 2004 fiscal year, Edensor Gold loaned A$69,000 and charged A$670 in interest. During fiscal 2004, we repaid the loan in full. Edensor Gold charged interest on outstanding balances of the loan account at the ANZ Banking Group Limited reference rate for overdrafts over A$100,000 plus 1%. In accordance with this formula, the actual interest rate charged during the 2004 fiscal year was 8.85% to 9.10%.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

 (6)   AFFILIATE TRANSACTIONS (continued)

     Wilzed Pty Ltd, a company associated with the President of the Company, Joseph Gutnick, has provided loan funds to enable the Company to meet its liabilities. During the 2005 fiscal year, Wilzed loaned A$644,633 and charged A$31,235 in interest. We repaid $396. At June 30, 2005, the Company owed Wilzed A$675,472. Wilzed charged interest during fiscal 2005 at rates between 9.10% and 9.35%.

     At June 30, 2002, the Company owed Tahera A$36,365. During fiscal 2003, Tahera incurred certain exploration and administration costs in Canada on behalf of the Company amounting to A$65,314 and Mr. J.I. Gutnick and Chevas paid Tahera A$47,368 and A$53,350 respectively on behalf of the Company. During fiscal 2003 and 2004, Tahera did not charge the Company interest on amounts outstanding. At June 30, 2003, the Company owed Tahera A$1,361 and Mr. J.I. Gutnick A$47,368. During fiscal 2004, Mr J I Gutnick was paid in full and Tahera advised the Company in writing that there were no monies owing to it by the Company.

     Quantum Resources Limited incurred certain costs on behalf of the Company amounting to A$43,941 during fiscal 2003 in respect to the Company's activities in Tibet China as a result of Quantum's contacts in China. This amount remained outstanding and was included in accounts payable and accrued expenses at June 30, 2003. During fiscal 2004, this amount was repaid in full.

     Kerisridge Pty Ltd, a company associated with the President of the Company, Mr J I Gutnick, loaned us A$2,273,186 in March 2004 for the purpose of repaying our long term debt. On March 31, 2004, Kerisridge agreed to convert all of the debt owed to them into common stock and warrants of the Company. The Company issued 1,753,984 shares of common stock and 1,753,984 warrants exercisable at US$1.30 and at any time up to March 31, 2006 in full repayment of the $2,273,186 owing to Kerisridge.

     On February 19, 2004 Edensor Nominees Pty Ltd ("Edensor") advised the Company that it was exercising the 6,000,000 options for common stock of the Company it held utilizing the cashless exercise feature of the terms and conditions of the issue of the options. The Company issued 5,142,857 shares of common stock to Edensor on March 3, 2004 as a result of the exercise of the options. (See note 9)

     Interest expense incurred on loans and advances due to affiliated entities approximated A$45,000 and A$122,000 in fiscal 2005 and 2004, respectively.

(7)      CONTINGENT LIABILITY

     The Company has received an invoice from a corporation that conducted the pegging of the claims in Canada on behalf of the Company. A number of claims that were pegged were not ultimately issued to the Company due to a number of errors by the pegging Company. The Company had advised the pegging company that it does not believe any further payments are due to the pegging company as a result of the economic loss incurred by Golden River Resources. The Company believes that if it is unsuccessful in defending any claim that is brought against it, the maximum potential liability is C$59,000. No accrued liability has been recorded in the accompanying financial statement pending the ultimate disposition of this matter.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

(8)    INCOME TAXES

     Golden River Resources files its income tax returns on an accrual basis. Golden River Resources should have carry forward losses of approximately US$19.4 million as of June 30, 2005 which will expire in the years 2006 through 2024. Golden River Resources will need to file tax returns for those years having losses on which returns have not been filed to establish the tax benefits of the net operating loss carry forwards. Due to the uncertainty of the availability and future utilization of those operating loss carryforwards, management has provided a full valuation against the related tax benefit. The valuation allowance increased from US$6.8 million at June 30, 2004 to US$7.5 million at June 30, 2005.

(9)    STOCKHOLDERS EQUITY

     In February and March 2004, holders of options to acquire 8,000,000 shares of the common stock informed the Company of their intentions to exercise the cashless exercise feature of their option agreement. As a result the Company issued 6,943,057 shares of its common stock.

     In March 2004, the Company raised US$1,670,000 (A$2,253,000) through a private placement by issuing 1,670,000 shares of common stock and warrants to purchase 1,670,000 shares of common stock at US$1.30 per share. The warrants expire in two years from the date of issuance.

     In March 2004, the Company received a loan from an affiliated entity in the amount of A$2,273,000 (US$1,754,000) which was used to repay other outstanding amounts due to affiliated entities. This loan was later satisfied through the issuance of 1,753,984 shares of common stock and warrants to purchase 1,753,984 shares of common stock at $1.30 per share. The warrants expire in two years from the date of issuance.

     At June 30, 2005 the Company has outstanding stock options as detailed in footnote 11. At June 30, 2005 the Company had warrants outstanding to purchase 3,423,984 shares of common stock at US$1.30 per share. All of the warrants expire in 2006.

(10)   ISSUE OF OPTIONS UNDER STOCK OPTION PLAN

     In October 2004, the Board of Directors and Remuneration Committee of the Company adopted a Stock Option Plan and agreed to issue 1,400,000 options and up to a further 500,000 options to acquire shares of common stock in the Company, at an exercise price of US$1.00 per option, subject to shareholder approval which was subsequently received on January 27, 2005. Of the total 1,400,000 options issued, 350,000 vest immediately following shareholder approval, 50,000 vest on March 31, 2005, 333,331 vest on July 27, 2005, 333,334 vest on January 27, 2006 and the balance of 333,335 vest on July 27, 2006. If the additional 500,000 options are granted, they will vest 250,000 on October 31, 2005 and 250,000 on December 31, 2006. The exercise price of US$1.00 was derived from the issue price of common stock from the placement of shares on March 31, 2004 and is considered by the Company's Directors to be the fair value of the common stock. The options expire on October 15, 2014.

     The Company has accounted for all options issued in 2005 based upon their fair market value using the Black Scholes pricing model. There were no options issued by the Company in 2004.

               GOLDEN RIVER RESOURCES CORPORATION AND SUBSIDIARIES
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
                             June 30, 2005 and 2004

(10)   ISSUE OF OPTIONS UNDER STOCK OPTION PLAN (continued)

     The Company has calculated the fair value of the 1,400,000 options using the Black Scholes valuation method using a share price of US$1.00, strike price of US$1.00, maturity period of 5 years 7 1/2 months, risk free interest rate of 5.15% and volatility of 20%. This equates to a value of US31.85 cents per option. The total value of the options equates to A$575,100 (US$438,200) and has been reflected as Deferred Compensation Expense within the Shareholders Equity Statement. The gross fair value is amortized into operations over the vesting period. For fiscal 2005, the amortization amounted to A$377,210 (US$287,434). Subsequent to June 30, 2005, and as a result of the resignation of one of the Company's Directors, 50,000 options were relinquished.

     A summary of the options outstanding and exercisable at June 30, 2005 are as follows:

                                      Outstanding              Exercisable
       Number of options                1,400,000                  733,333
       Exercise price                     US$1.00                  US$1.00
       Expiration date           October 15, 2014         October 15, 2014

                                                                      Appendix A

                                    GLOSSARY

     In this Prospectus, we use certain capitalized and abbreviated terms, as well as technical terms, which are defined below.


AMPHIBOLE                     A family  of  silicate  minerals  forming  prism or  needlelike  crystals.
                              Amphibole  minerals  generally  contain  iron,   magnesium,   calcium  and
                              aluminum in varying amounts, along with water.

ANOMALY                       Pertaining  to the data set  resulting  from  geochemical  or  geophysical surveys; a deviation from uniformity or regularity.

ANTICLINE                     An  upward-curving  (convex)  fold in rock  that  resembles  an arch.  The central part contains the oldest section of rock.

ARCHEAN                       The time  interval  between  3800-2500  million  years ago. The Archean is one of the Precambrian time intervals.

ARSENOPYRITE                  A tin-white or silver-white to steel-grey mineral (FeAsS).

ASSAY                         To  analyze  the  proportions  of  metals in a  specimen  of rock or other geological  material.  Results of a test of the proportions of metals in a specimen of rock or other geological material.

BEDROCK                       A general term for the rock,  usually solid,  that underlies soil or other unconsolidated superficial material.

BIOTITE                       A dark brown to dark green or black mica mineral.

BRECCIA                       A rock that is composed of larger than sand size  angular  fragments  that are  cemented  together  by a finer  grained  matrix;  in this  sense  the fragmentation  is  usually a result  of  movement  on nearby or  adjoining fault or fracture zones.

CHALCOPYRITE                  Copper iron sulfide mineral (CuFeS2).  Color is brassy yellow.

CHIP SAMPLE                   A sample of a vein or other  mineralized  structure  that is  collected by way of small pieces of rock taken at regular and  frequent  intervals on a transect  across  the  structure;  intended  to be a  relatively  accurate representation of the tenor of mineralization.

CRATON                        The  relatively  stable  nucleus of a continent.  Cratons are made up of a shield-like core of Precambrian Rock and a buried extension of the shield.

DYKE                          A tabular  igneous  intrusion that cuts across the bedding or foliation of the country rock.

FAULT                         A  fracture  or  fracture   zone  in  rock  along  which  there  has  been
                              displacement  of the two sides  relative to each other and parallel to the fracture plane.

GABBRO                        A  dark,  coarse-grained  intrusive  igeneous  rock.  Gabbro  is  made  of
                              calcium-rich   plagioclase,   with  amphibole  and/or  pyroxene,   and  is
                              chemically equivalent to basalt.



GEOPHYSICAL SURVEY            In  mineral  exploration,   the  collection  of  seismic,   gravitational,
                              electrical,   radiometric,   density  or  magnetic  data  to  aid  in  the
                              evaluation of the mineral potential of a particular area.

GRAB SAMPLE                   A specimen of  mineralized  bedrock or float,  usually  about  fist-sized, that may be collected as a  representation  of the  mineralized  zone as a whole.  Because of bias,  either  unintended or otherwise,  and because of the  generally  high  natural  variability  typical  of  gold-silver  vein mineralization,  grades of grab  samples  should  not be  considered  as a reliable  estimation of a mineralized zone as a whole but they nonetheless serve to establish the presence of mineralization  with grades of economic interest.

GRANITE                       A  coarse  grained  intrusive  igneous  rock  with at  least  65%  silica.
                              Quartz,  plagioclase  feldspar and potassium  feldspar make up most of the rock  and  give it a  fairly  light  color.  Granite  has  more  potassium feldspar than plagioclase feldspar.

GRANODIORITE                  A  coarse  grained  igneous  plutonic  rock  intermediate  in  composition
                              between  quartz   diorite  and  quartz   monzonite;   containing   quartz,
                              plagioclase,  and potassium  feldspar,  with biotite and hornblende as the dominant mafic components.

GREENSTONE                    A metamorphic rock derived from basalt or chemically  equivalent rock such
                              as  gabbro.   Greenstones   contain  sodium-rich   plagioclase   feldspar,
                              chlorite, and epidote, as well as quartz.

GPT                           Abbreviation for gram per tonne; equivalent to one part per million (ppm).

IGNEOUS                       Said of a rock or mineral  that  solidified  from molten or partly  molten material;  also  applied to processes  leading to, or  resulting  from the formation of such rocks.

INTRUSION                     Emplacement of magma (molten rock) into pre-existing  rock.  Dikes,  sills and batholiths are intrusions.

IP                            A type of geophysical survey method called Induced Polarisation.

IRON FORMATION                A chemical  sedimentary  rock  containing  at least 15% iron and  commonly containing chert. The iron may be present as oxide,  silicate,  carbonate, or sulfide.

KOMATIITE                     An igneous suite of basaltic and ultramafic lavas.

MAFIC                         Pertaining to or composed  dominantly of the  ferromagnesian  rock forming silicates; said of some igneous rocks and their constituent minerals.

MASSIVE                       Said of a stratified rock that occurs in very thick, homogenous beds.

METALLIC                      A mineral  chiefly  composed  of, or  containing,  one or more metals as a primary constituent.

MINERALIZATION                The process or  processes  by which a mineral or minerals  are  introduced into a rock,  resulting  in an  enriched  deposit;  or the result of these processes.


MINERALIZED                   Rock that has undergone the process of mineralization.

NET SMELTER

RETURN ROYALTY                A general term for a residual  benefit  that is a percentage  of the value for which a smelter  will  reimburse  the  provider of ore to the smelter, after  deduction for various  smelting fees and penalties and, often after cost of transportation has been deducted.

ORE                           The  naturally  occurring  material  from which a mineral or  minerals  of economic  value  can be  extracted  profitably  or to  satisfy  social  or political objectives.

OUTCROP                       The part of a rock formation that appears at the surface of the ground.

OVERBURDEN                    Loose soil, sand, gravel, broken rock, etc. that lies above the bedrock.

PERMAFROST                    A  permanently  frozen layer of soil or subsoil,  or even  bedrock,  which occurs  to  variable  depths  below  the  Earth's  surface  in  arctic  or subarctic regions.

PPB                           Abbreviation for part per billion.

PPM                           Abbreviation for part per million.

PROSPECTING                   Pertaining  to the search for  outcrops  or surface  exposures  of mineral deposits, primarily by nonmechanical methods.

PYRITE                        Iron sulfide  mineral  (FeS).  Forms silvery to brassy  metallic  cubes or masses.

QUARTZ                        A glassy silicate and common rock forming mineral (SiO2).

RESERVE                       An estimate  within  specified  accuracy  limits of the valuable  metal or mineral  content  of known  deposit  that may be  produced  under  current economic conditions and with present technology.

RESOURCE                      Pertaining  to the  quantity  or  bulk  of  mineralized  material  without reference to the economic viability of its extraction (see reserve).

SEDIMENT                      Fragmental  material that  originates from weathering of rocks and that is transported by air, water, ice or other natural agents,  and that forms in layers  on the  Earth's  surface  at  ordinary  temperatures  in a  loose, unconsolidated form; e.g. silt, sand, gravel, etc.

SCHIST                        A strongly  foliated  rock,  formed by dynamic  metamorphism,  that can be split into thin flakes or slabs due to well developed  parallelism of more than 50% of the minerals.

SHEARED                       A descriptive  term for rock that is deformed as a result of stresses that cause or tend to cause  parts of a body to slide  relative  to each  other along their plane of contact.

STRIKE                        The course or bearing of the  outcrop of an  inclined  bed,  vein or fault
                              plane  on  a  level   surface;   the   direction  of  a  horizontal   line
                              perpendicular to the dip.


STRUCTURAL MAPPING            Geological  mapping that focusses in collection of data  pertaining to the orientation  of beds,  faults and  fractures  as well as other  structures that modify the distribution of bedrock and mineralized zones.

SULPHIDE MINERAL              A mineral  compound  characterized  by the linkage of sulphur with a metal or semimetal.

TRACE                         Pertaining  to assay values;  as used in this report,  this term refers to gold grades of less than 0.01 oz/ton (0.3 gpt).

ULTRAMAFIC                    Igneous  rocks  made  mostly of the mafic  minerals  hypersthene,  augite, and/or olivine.

VEIN                          An  epigenetic  mineral  filling  of a fault or other  fracture  in a host rock,  in  tabular  or  sheetlike  form,  often  as a  precipitate  from a hydrothermal fluid.


                                                                      Appendix B
Slave Craton Mining Claims

     The following is a list of the mining claims that are covered under our agreement with Tahera:


                                                                                Next
    Tag#        Claim         NTS            Acres          Registered       Anniversary    Type of Property
Jericho Mining Claims
   ML3793       DJB 19      076-L-04         344.0           09-Jun-99        09-Jun-04           Lease
   ML3794       JD 94       076-L-04        2524.0           09-Jun-99        09-Jun-04           Lease
   ML3795       JD 313      076-L-04        2515.0           09-Jun-99        09-Jun-04           Lease
   ML3796       OD 44       076-L-04         422.0           09-Jun-99        09-Jun-04           Lease
   ML3797       OD 45       076-L-04         325.0           09-Jun-99        09-Jun-04           Lease
   ML3798       OD 61       076-L-04         508.0           09-Jun-99        09-Jun-04           Lease
                                        ----------------
                                            6,638.0
                                        ----------------
Jericho Group
   F31092       JD 92       076-L-04       2,272.60          26-Jan-93        26-Jan-04     Lease Applied For
   F31093       JD 93       076-L-04       2,569.60          26-Jan-93        26-Jan-04     Lease Applied For
   F31095       JD 95       076-L-04       2,363.10          26-Jan-93        26-Jan-04     Lease Applied For
   F31096       JD 96       076-L-04       2,582.50          26-Jan-93        26-Jan-04     Lease Applied For
   F31310       JD 310      076-L-03        632.70           26-Jan-93        26-Jan-04     Lease Applied For
   F31311       JD 311      076-L-03        890.90           26-Jan-93        26-Jan-04     Lease Applied For
   F31312       JD 312      076-L-03       1,144.00          26-Jan-93        26-Jan-04     Lease Applied For
   F31314       JD 314      076-L-03       2,118.10          26-Jan-93        26-Jan-04     Lease Applied For
   F31315       JD 315      076-L-03       2,117.60          26-Jan-93        26-Jan-04     Lease Applied For
                                        ----------------
                                           16,691.10
                                        ----------------

   F35015       OD 25       076-E-13       2,255.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35016       OD 26       076-E-13       2,255.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35017       OD 27       076-E-13       2,165.40          18-Jun-93        18-Jun-04     Lease Applied For
   F35018       OD 28       076-E-13        375.10           18-Jun-93        18-Jun-04     Lease Applied For
   F35019       OD 29       076-E-13        444.20           18-Jun-93        18-Jun-04     Lease Applied For
   F35020       OD 30       076-E-13       2,509.60          18-Jun-93        18-Jun-04     Lease Applied For
   F35021       OD 31       076-E-13       2,548.70          18-Jun-93        18-Jun-04     Lease Applied For
   F35022       OD 32       076-E-13       2,582.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35031       OD 41       076-E-13       2,435.90          18-Jun-93        18-Jun-04     Lease Applied For
   F35032       OD 42       076-E-13       2,435.90          18-Jun-93        18-Jun-04     Lease Applied For
   F35033       OD 43       076-E-13       2,420.80          18-Jun-93        18-Jun-04     Lease Applied For
   F35036       OD 46       076-E-13       2,066.00          18-Jun-93        18-Jun-04     Lease Applied For
   F35037       OD 47       076-E-13       2,029.90          18-Jun-93        18-Jun-04     Lease Applied For
   F35038       OD 48       076-E-13       2,029.90          18-Jun-93        18-Jun-04     Lease Applied For
   F35048       OD 58       076-E-14       2,582.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35049       OD 59       076-E-14       2,582.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35050       OD 60       076-E-14       2,582.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35052       OD 62       076-E-14        508.60           18-Jun-93        18-Jun-04     Lease Applied For
   F35053       OD 63       076-E-14       2,582.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35055       OD 65       076-E-14       2,582.50          18-Jun-93        18-Jun-04     Lease Applied For
   F35065       OD 75       076-E-14       2,582.50          18-Jun-93        18-Jun-04     Lease Applied For
                                        ----------------
                                           44,558.50
                                        ----------------

                                        ----------------
   F45947       DJB 17      076-L-03        160.10           06-Jul-94        06-Jul-04     Lease Applied For
                                        ----------------


Jericho Exploration
   F45635       INU 3       076-E-11         77.50           08-Jun-94        08-Jun-04       Mineral Claim
   F44915       INU 5       076-E-11        217.00           08-Jun-94        08-Jun-04       Mineral Claim
   F44916       INU 6       076-E-11         77.50           08-Jun-94        08-Jun-04       Mineral Claim
                                        ----------------
                                            372.00
                                        ----------------

   F48871        PT 3       076-M-02        2,066.0          16-Dec-94        16-Dec-04       Mineral Claim
   F48872        PT 4       076-M-02        1,833.5          16-Dec-94        16-Dec-04       Mineral Claim
                                        ----------------
                                            3,899.5
                                        ----------------

                                        ----------------
   F65378       KIM 1       076-L-04         67.40           04-Sep-98        04-Sep-04       Mineral Claim
                                        ----------------


   F76144        TA 1       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76145        TA 2       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76146        TA 3       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76147        TA 4       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76148        TA 5       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76149        TA 6       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76150        TA 7       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76151        TA 8       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76152        TA 9       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76153       TA 10       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76154       TA 11       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76155       TA 12       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76156       TA 13       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76157       TA 14       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76158       TA 15       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76159       TA 16       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76160       TA 17       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76161       TA 18       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76162       TA 19       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76163       TA 20       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76164       TA 21       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76165       TA 22       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76166       TA 23       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76167       TA 24       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76168       TA 25       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76169       TA 26       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
   F76170       TA 27       86-I-01         2582.5           06-Jun-02        06-Jun-04       Mineral Claim
                                        ----------------
                                           69,727.5
                                        ----------------
CONTWOYTO INUIT OWNED LANDS
                                                                                Next
    Tag#        Claim         NTS            Acres          Registered       Anniversary    Type of Property

CO-08-00-01                 076-E-15       20,968.62         01-Jan-95        31-Dec-04       Mineral Claim
CO-08-00-02                 076-E-15       19,518.16         01-Jan-95        31-Dec-04       Mineral Claim
CO-08-00-03                 076-E-15       12,181.86         01-Jan-95        31-Dec-04       Mineral Claim
CO-08-00-05                 076-E-15       4,971.58          31-Dec-99        31-Dec-04       Mineral Claim
CO-08-00-06                 076-E-15       7,610.58          31-Dec-00        31-Dec-04       Mineral Claim
                                        ----------------
                                           65,250.80
                                        ----------------


HOOD RIVER CLAIMS
   F64824       Hood 3     76-L-10         2582.5            24-Jun-98        24-Jun-06       Mineral Claim
   F64825       Hood 4     76-L-10         2582.5            24-Jun-98        24-Jun-06       Mineral Claim
   F64828      Hood 12     76-L-13         2582.5            24-Jun-98        24-Jun-08       Mineral Claim
   F64829      Hood 14     76-L-13         2582.5            24-Jun-98        24-Jun-08       Mineral Claim
                                      ------------------
                                          10,330.00
                                      ------------------

                                      ------------------
   F48875        PT 7      76-L-15         263.37            16-Dec-94        16-Dec-03       Mineral Claim
                                      ------------------

CO 20 - 00 - 01            76-L-15         6653.08           01-Jan-97        01-Jan-05    IOL - Mineral Claim
CO 20 - 00 - 03 (a)        76-L-14         3008.90           01-Jan-97        01-Jan-05    IOL - Mineral Claim
CO 20 - 00 - 03 (b)        76-L-15         2164.74           01-Jan-97        01-Jan-05    IOL - Mineral Claim
CO 20 - 00 - 04            76-L-15         2901.85           01-Jan-97        01-Jan-05    IOL - Mineral Claim
CO 20 - 01 - 01            76-L-15         6653.08           01-Jan-97        01-Jan-05    IOL - Mineral Claim
                                      ------------------
                                          21,381.64
                                      ------------------

ICE CLAIMS
   F22432       ICE032     76-E-06         2582.5            01-Apr-92        01-Apr-04     Lease Applied For
   F22433       ICE033     76-E-06         2582.5            01-Apr-92        01-Apr-04     Lease Applied For
   F22464       ICE064     76-E-06         2582.5            01-Apr-92        01-Apr-04     Lease Applied For
   F22534       ICE334     76-E-06         2582.5            01-Apr-92        01-Apr-04     Lease Applied For
   F22535       ICE335     76-E-06         2582.5            01-Apr-92        01-Apr-04     Lease Applied For
   F22537       ICE337     76-E-06         2582.5            01-Apr-92        01-Apr-04     Lease Applied For
   ML3464       ICE336     76-E-06         2665.0            14-Feb-96        14-Feb-04           Lease
                                      ------------------
                                          18,160.0
                                      ------------------

DOLLY VARDEN CLAIMS
                                      ------------------
   F23152       DIA 52     76-E-01        2,582.50           28-Apr-04        28-Apr-04     Lease Applied For
                                      ------------------

ROCKINGHORSE CLAIMS
   F60840       WC 156     86-I-02          413.2            11-Dec-96        11-Dec-04       Mineral Claim
   F60841       WC 157     86-I-02         1601.15           11-Dec-96        11-Dec-03       Mineral Claim
   F60844       WC 160     86-I-02          826.4            11-Dec-96        11-Dec-06       Mineral Claim
   F60846       WC 162     86-I-02         154.95            11-Dec-96        11-Dec-03       Mineral Claim
   F60847       WC 163     86-I-02         464.85            11-Dec-96        11-Dec-06       Mineral Claim
                                      ------------------
                                          3,460.55
                                      ------------------

                                      ------------------
   F50064       SKY 1      86-I-02        2,582.50           20-Aug-99        20-Aug-09       Mineral Claim
                                      ------------------

   F58889       PUD 4      86-I-14         2582.5            14-Jun-99        14-Jun-05       Mineral Claim
   F58890       PUD 5      86-I-14         2582.5            14-Jun-99        14-Jun-05       Mineral Claim
   F56909       PUD 24     86-I-14         2582.5            14-Jun-99        14-Jun-05       Mineral Claim
   F66955       PUD 36     86-I-14         2582.5            14-Jun-99        14-Jun-06       Mineral Claim
   F67117       PUD 39     86-I-14         2582.5            14-Jun-99        14-Jun-04       Mineral Claim
   F67118       PUD 40     86-I-14         2582.5            14-Jun-99        14-Jun-04       Mineral Claim
                                      ------------------
                                          15,495.0
                                      ------------------

                                      ------------------
   F58677       DD 24      86-I-13        2,582.50           11-Apr-96        11-Apr-04       Mineral Claim
                                      ------------------

   F62383        KE 5      86-I-10         447.63            14-May-97        14-May-05       Mineral Claim
   F62941        KE 6      86-I-10         416.63            14-May-97        14-May-05       Mineral Claim
   F63306       KE 22       86-I-7         378.77            14-May-97        14-May-05       Mineral Claim
                                      ------------------
                                          1,243.03
                                      ------------------



   F85901       KEN 1      86-I-09         2582.5            20-Apr-99        12-Mar-09       Mineral Claim
   F66045       KEN 5      86-I-09         2100.35           20-Apr-99        12-Mar-09       Mineral Claim
                                      ------------------
                                          4,682.85
                                      ------------------

   F74768       NAP 1      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74769       NAP 2      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74770       NAP 3      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74771       NAP 4      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74772       NAP 5      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74773       NAP 6      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74774       NAP 7      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74775       NAP 8      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74776       NAP 9      86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74777       NAP 10     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74778       NAP 11     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74779       NAP 12     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74780       NAP 13     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F74781       NAP 14     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75430       NAP 15     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75431       NAP 16     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75432       NAP 17     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75433       NAP 18     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75434       NAP 19     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75435       NAP 20     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75436       NAP 21     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75437       NAP 22     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75438       NAP 23     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75439       NAP 24     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75440       NAP 25     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75441       NAP 26     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75442       NAP 27     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75443       NAP 28     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75444       NAP 29     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75445       NAP 30     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75446       NAP 31     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75447       NAP 32     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75448       NAP 33     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75449       NAP 34     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75450       NAP 35     86-I-10         831.67            11-Jun-02        11-Jun-04       Mineral Claim
   F75451       NAP 36     86-I-10         1514.99           11-Jun-02        11-Jun-04       Mineral Claim
   F75452       NAP 37     86-I-10         1477.12           11-Jun-02        11-Jun-04       Mineral Claim
   F75453       NAP 38     86-I-10         509.58            11-Jun-02        11-Jun-04       Mineral Claim
   F75454       NAP 39     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75455       NAP 40     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75456       NAP 41     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75457       NAP 42     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75458       NAP 43     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75459       NAP 44     86-I-10         263.74            11-Jun-02        11-Jun-04       Mineral Claim
   F75461       NAP 46     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75462       NAP 47     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75463       NAP 48     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75464       NAP 49     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75465       NAP 50     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim


   F75466       NAP 51     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75467       NAP 52     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75468       NAP 53     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75469       NAP 54     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75470       NAP 55     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75471       NAP 56     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75472       NAP 57     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75473       NAP 58     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75474       NAP 59     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
   F75475       NAP 60     86-I-10         2582.5            11-Jun-02        11-Jun-04       Mineral Claim
                                      ------------------
                                         144,052.10
                                      ------------------

   F74338        TL 8      86-I-11         2029.57           24-Jun-93        13-Mar-04       Mineral Claim
   F74352       TL 22      86-I-11         2582.5            24-Jun-93        13-Mar-04       Mineral Claim
   F74353       TL 23      86-I-11         1019.73           24-Jun-93        13-Mar-04       Mineral Claim
   F74354       TL 24      86-I-11         378.53            24-Jun-93        13-Mar-04       Mineral Claim
   F74355       TL 25      86-I-11         2582.5            24-Jun-93        13-Mar-04       Mineral Claim
   F74356       TL 26      86-I-11         2582.5            24-Jun-93        13-Mar-04       Mineral Claim
   F74366       TL 36      86-I-11          64.72            24-Jun-93        13-Mar-04       Mineral Claim
   F74367       TL 37      86-I-11         255.23            24-Jun-93        13-Mar-04       Mineral Claim
   F74368       TL 38      86-I-11         469.09            24-Jun-93        13-Mar-04       Mineral Claim
   F74369       TL 39      86-I-11         471.17            24-Jun-93        13-Mar-04       Mineral Claim
                                      ------------------
                                          12,435.54
                                      ------------------

                                      ------------------
CO44 -00-01                86-I-11          414.0            01-Jan-97        01-Jan-05    IOL - Mineral Claim
                                      ------------------

   F38623       OK 123     86-I-11         2582.5            18-Jun-93        18-Jun-03     Applied for Lease
   F38627       OK 127     86-I-11         2582.5            18-Jun-93        18-Jun-03     Applied for Lease
   F38628       OK 128     86-I-11         2582.5            18-Jun-93        18-Jun-03        KCEI Lease
   F38629       OK 129     86-I-11         2582.5            18-Jun-93        18-Jun-03     Applied for Lease
   F38648       OK 148     86-I-11         2169.3            18-Jun-93        18-Jun-03     Applied for Lease
   F38649       OK 149     86-I-11         2169.3            18-Jun-93        18-Jun-03     Applied for Lease
   F38652       OK 152     86-I-11         2582.5            18-Jun-93        18-Jun-03     Applied for Lease
   F38653       OK 153     86-I-11         2582.5            18-Jun-93        18-Jun-03     Applied for Lease
   F38654       OK 154     86-I-11         2582.5            18-Jun-93        18-Jun-03     Applied for Lease
   F38665       OK 165     86-I-11         2582.5            18-Jun-93        18-Jun-03     Applied for Lease
                                      ------------------
                                          24,998.60
                                      ------------------

                            Total        471,765.71


Committee Bay Greenstone Belt Claims

     The following is a list of our claims in the Committee Bay Greenstone Belt:


Claim name          Claim No.    NTS Sheet         Recording Date          Anniversary Date

Pick 1              F54799       56K/03            16-Oct-02               16-Oct-10
Pick 2              F54798       56K/03            16-Oct-02               16-Oct-10
Pick 3              F54760       56K/03            16-Oct-02               16-Oct-10
EE 1                F54757       56K/06            16-Oct-02               16-Oct-11*
EE 2                F54756       56K/06            16-Oct-02               16-Oct-11*
EE 3                F54758       56K/06            16-Oct-02               16-Oct-12*
K 1                 F60304       56K/11            16-Oct-02               16-Oct-10*
K 2                 F60305       56K/11            16-Oct-02               16-Oct-10*
CAY 1               F60252       56K/09            16-Oct-02               16-Oct-12*
CAY 3               F60254       56K/09            16-Oct-02               16-Oct-12*
AA 1                F60249       56J/13            16-Oct-02               16-Oct-10
AA 2                F60250       56J/13            16-Oct-02               16-Oct-10
NN 1                F60307       56K/16            16-Oct-02               16-Oct-12*
NN 2                F60251       56O/04            16-Oct-02               16-Oct-12*
WREN 1              F60231       56J/11            16-Oct-02               16-Oct-12*
WREN 2              F60232       56J/14            16-Oct-02               16-Oct-12*
WREN 3              F60233       56J/14            16-Oct-02               16-Oct-12*
WREN 4              F60234       56J/14            16-Oct-02               16-Oct-12*
WREN 5              F60235       56J/14            16-Oct-02               16-Oct-12*
WEST                F60212       56K/03            16-Oct-02               16-Oct-10
HOST                F54800       56K/03            16-Oct-02               16-Oct-10

     o    as confirmed by the mining recorder

(one small additional claim GB-1 will be ours after Bruce Goad transfers the claim)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Golden River Resources to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Golden River Resources may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Golden River Resources would have the legal power to indemnify them directly against such liability.

     Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Golden River Resources in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Golden River Resources and upon satisfaction of other conditions required by current or future legislation.

     If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Golden River Resources nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Golden River Resources pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses, incurred or expected to be incurred by Golden River Resources in connect with the issuance and distribution of the securities being registered. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will not pay any part of these expenses.

SEC Registration Fee                                                      $674
Legal Fees and Expenses*                                                10,000
Accounting Fees and Expenses*                                           10,000
Printing                                                                     -
Miscellaneous                                                            5,000
                                                                ---------------
TOTAL*                                                                 $25,674
                                                                ---------------


Item 26.    RECENT SALE OF UNREGISTERED SECURITIES

     On February 19, 2004 Edensor Nominees advised us that it was exercising the 6,000,000 options over common stock it held utilizing the cashless exercise feature of the terms and conditions of the issue of the options. We issued 5,142,857 shares of common stock to Edensor on March 3, 2004 as a result of the exercise of the options.

     On March 31, 2004 Kerisridge agreed to convert all of its debt owing by us into common stock and warrants. We issued 1,753,984 shares of common stock and 1,753,984 warrants exercisable at US$1.30 and at any time up to March 31, 2006 in full repayment of the amount owing to Kerisridge.

     In April 2004, we completed a private placement of 1,670,000 common stock at a price of US$1.00 raising US$1.67 million. As part of the private placement the investor was issued 1,670,000 warrants over common stock with an exercise price of US$1.30 per warrant and a latest exercise date of March 31, 2006.

     On May 8, 2006, we announced the issue of up to 10 million shares of common stock at an issue price of A$0.20 and 20 million options with an exercise price of A$0.20 and a latest exercise date of April 30, 2011 to Fast Knight Nominees as repayment of a debt of A$2 million to Wilzed. Wilzed, a company associated with our President and Chief Executive Officer has provided loan funds over a period of time to enable us to conduct our exploration programs in Canada and to meet our working capital needs. The issue of the shares of common stock and options will repay this debt.

     On June 9, 2006, we entered into a subscription agreement with RAB Special Situations Fund (Master) Limited ("RAB") pursuant to which the Company issued to RAB in a private placement transaction (the "Private Placement") for an aggregate purchase price of US$1,542,000: (i)10,000,000 special warrants (the "Special Warrants"), each of which is exercisable at any time to acquire, without additional consideration, one (1) share (the "Special Warrant Shares") of Common Stock, US$0.001 par value ("Common Stock"), of the Company, and (ii) warrants (the "Warrants") for the purchase of 20,000,000 shares of Common Stock, US$0.001 par value (the "Warrant Shares"), at an exercise price of US$0.1542 to be exercisable until April 30, 2011.

     All of the foregoing securities were issued pursuant to the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended.

Item 27.  EXHIBITS

Incorporated by              Exhibit
Reference to:                No          Exhibit

(1)         Exhibit 3.1        3.1         Certificates of Incorporation of the Registrant
(1)         Exhibit 3.2        3.2         By-laws of the Registrant
(2)         Exhibit A          3.3         Amendment to Certificate of Incorporation dated July 17, 1999
(3)                            3.4         Amendment to Certificate of Incorporation dated October 17,
                                           2000
                               3.5         Amendment to Certificate of Incorporation dated April 6, 2005
(9)         Exhibit 3.1        3.6         Amendment to Certificate of Incorporation dated March 10,
                                           2006
            *                  3.7         Amendment to Certificate of Incorporation dated June 20, 2006
            *                  5.1         Opinion of Phillips Nizer LLP
(5)         Exhibit 10.5       10.4        Service Agreement dated November 25, 1988, by and between
                                           the Registrant and AWI Administration Services Pty Limited
(6)         Exhibit 10.6       10.5        Agreement with Tahera Corporation
(4)         Exhibit            10.6        Subscription Agreement with RAB Special Solutions LP
(7)                            10.7        Employment Agreement between the Registrant and C. Alford
(8)                            10.8        Employment Agreement between the Registrant and P Althaus.
(7)                            10.9        Sponsorship Agreement with Canaccord Capital
(10)        Exhibit 99.2                   Subscription Agreement with RAB Special Solutions (Master)
                                           Fund Limited
(10)        Exhibit 99.3                   Special Warrant
(10)        Exhibit 99.4                   Warrant
            *                  21          List of Subsidiaries as at June 30, 2005.
            *                  23.1        Consent of Phillips Nizer LLP (included in Exhibit 5)
            *                  23.2        Consent of PKF, Certified Public Accountants, A Professional
                                           Corporation
         *Filed herewith


(1)      Registrant's Registration Statement on Form S-1 (File No. 33-14784).

(2)      Registrant's Definitive Information Statement dated August 11, 1999.

(3)      Registrant's Definitive Information Statement dated October 17, 2000.

(4)      Registrant's Form 8-K filed on April 8, 2004.

(5) Registrant's Annual report on Form 10-K for the fiscal year ended June 27, 1989.

(2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(3)      Registrant's Annual Report on Form 10-KSB for the year ended June 30,
         2004.

(8)      Registrant's Annual Report on Form 10-KSB for the year ended June 30,
         2005.

(9) Registrant's Quarterly Report on Form 10-OSB for the quarter ended March 31, 2006.

(10)     Registrant's Current Report on Form 8-K filed on June 15, 2006.


Item 28.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed  material  information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) For determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any  free  writing  prospectus   relating  to  the  offering
                    prepared by or on behalf of or used or referred to by the undersigned;

               (iii) The portion of any other free writing  prospectus  relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

               (iv) Any  other  communication  that is an offer in the  offering made by the undersigned to the purchaser.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

          (8) For the purpose of determining liability under the Securities Act to any purchaser:

               (i) Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;

               (ii) Each  prospectus  require  to  be  filed  pursuant  to  Rule
                    424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement shall be made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               (iii) Each prospectus  filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Victoria, Australia on July 7, 2006.

                                GOLDEN RIVER RESOURCES CORPORATION

                                By:     Peter Lee
                                Name:   Peter Lee
                                Title:  Director, CFO & Secretary

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Lee and Brian Brodrick and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments
(including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                               TITLE                                               DATE

                                        President, Chairman of the Board and Chief          July 7, 2006
                                        Executive Officer
/s/ Joseph I Gutnick
----------------------------------
Joseph I Gutnick

                                        Director, Secretary, Chief Financial Officer and    July 7, 2006
                                        Principal Accounting Officer
/s/ Peter Lee
----------------------------------
Peter Lee

                                        Director                                            July 7, 2006
/s/  David Tyrwhitt
----------------------------------
David Tyrwhitt

                                        Director                                            July 7, 2006
/s/  Mordechai Gutnick
----------------------------------
Mordechai Gutnick

EXHIBITS INDEX

     The following exhibits are filed as part of this registration statement.

Exhibit No.      Description

3.7    Amendment to Certificate of Incorporation dated June 20, 2006

5.1    Opinion of Phillips Nizer LLP

21     List of Subsidiaries

23.1   Consent of Phillips Nizer LLP(included in Exhibit 5.1)

23.2   Consent of PKF, Certified Public Accountants, A Professional Corporation